EXHIBIT 10r

EXECUTION VERSION
AMENDMENT
AMENDMENT (this “Amendment”), dated as of January 22, 2021, by and among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), the Lenders (as defined below) party hereto and the Administrative Agent (as defined below), which amends that certain FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (as amended, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement” and as modified by this Amendment, the “Credit Agreement”) dated as of July 30, 2012, among the Company, the BORROWING SUBSIDIARIES (as defined in the Credit Agreement) from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), certain Agents, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “JPMCB”), and CITIBANK, N.A., as Administrative Agent (in such capacity, “CBNA”; JPMCB and CBNA are referred to herein individually as an “Administrative Agent” and collectively as the “Administrative Agents”) and as competitive advance facility agent.
W I T N E S S E T H:
WHEREAS, the Company has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement as set forth herein;
WHEREAS, Section 8.7 of the Existing Credit Agreement permits the Existing Credit Agreement to be amended from time to time by the Company and the Lenders; and
WHEREAS, the Company and each Lender desire to amend the Existing Credit Agreement on the terms set forth herein;
NOW, THEREFORE, it is agreed:
SECTION 1.    Defined Terms.
Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
SECTION 2.    Amendment.
(a)    Effective as of the Amendment Effective Date, the Existing Credit Agreement (excluding the Exhibits (other than as described in clause (b) below) and Schedules thereto, which shall continue to be the Exhibits and Schedules under the Existing Credit Agreement, as amended hereby) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex I hereto.

(b)    Effective as of the Amendment Effective Date, (i) Exhibit F-1 and F-3 to the Existing Credit Agreement shall be amended by adding the phrase “or W-8BEN-E” after the phrase “IRS Form W-8BEN” in the third paragraph thereto, (ii) Exhibit F-2 of the Existing Credit Agreement shall be amended by replacing the first sentence of the third paragraph thereto with the following: “The undersigned has furnished the CBNA and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption” and (iii) Exhibits F-4 of the Existing Credit Agreement shall be amended by replacing the first sentence of the third paragraph thereto with the following: “The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.”
SECTION 3.    Conditions to Effectiveness of Amendment.
This Amendment shall become effective on the date on which CBNA (or its counsel) shall have received from the Company and the Lenders either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to CBNA (which may include email or facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment (such date, the “Amendment Effective Date”).
CBNA shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding absent manifest error.
SECTION 4.    Effects on Loan Documents.
This Amendment shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents. From and after the Amendment Effective Date, all references to the Existing Credit Agreement and each of the other Loan Documents shall be deemed to be references to the Credit Agreement. Except as expressly amended pursuant to the terms hereof, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under any of the Loan Documents.
SECTION 5.    Miscellaneous.
(a)    The Company represents and warrants to the Lenders and the Administrative Agents that (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects (provided that such representations and warranties qualified as to materiality shall be true and correct in all respects) on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that such representations and warranties qualified as to materiality shall be true and correct in all respects) as of such earlier date and (ii) no Default or Event of Default exists on the Amendment Effective Date.
(b)    This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which taken together shall constitute but one contract. A counterpart hereof, or signature page hereto, delivered to the Administrative Agent by facsimile or e-mail shall be effective as delivery of an original manually-signed counterpart.
(c)    The provisions of Sections 8.5, 8.11, 8.13 and 8.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.
SECTION 6.    Applicable Law.
THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    Electronic Execution.
The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Jeffrey Galik
Name: Jeffrey Galik
Title: Senior Vice President and Treasurer

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

CITIBANK, N.A., as Administrative Agent and as a Lender
By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Stacey Zoland
Name: Stacey Zoland
Title: Executive Director

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Darren Merten
Name: Darren Merten
Title: Director

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

BARCLAYS BANK PLC, as a Lender
By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Ming K. Chu
	Name: Ming K. Chu	ming.k.chu@db.com
	Title: Director	+1-212-250-7283

[for Lenders requiring two signature blocks]
By:	/s/ Marko Lukin
	Name: Marko Lukin	marko.lukin@db.com
	Title: Vice President	+1-212-250-7283

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

MUFG Bank, Ltd, as a Lender
By:	/s/ Hank Schwarz
Name: Hank Schwarz
Title: Director

[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Managing Director
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

BNP PARIBAS, as a Lender
By:	/s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

By:	/s/ John Bosco
Name: John Bosco
Title: Managing Director
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

Credit Suisse AG, New York Branch, as a Lender
By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

GOLDMAN SACHS BANK USA as a Lender
By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

MIZUHO BANK, LTD., as a Lender
By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

[for Lenders requiring two signature blocks]
By:
Name:
Title:
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

U.S. Bank National Association, as a Lender
By:	/s/ Maria Massimino
Name: Maria Massimino
Title: Senior Vice President
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

SOCIETE GENERALE, as a Lender
By:	/s/ Kimberly Metzger
Name: Kimberly Metzger
Title: Director
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

Sumitomo Mitsui Banking Corporation, as a Lender
By:	/s/ Michael Magquire
Name: Michael Magquire
Title: Managing Director
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

HSBC Bank USA, N.A., as a Lender
By:	/s/ Ian P. Stewart
Name: Ian P. Stewart
Title: Managing Director
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

STANDARD CHARTERED BANK, as a Lender
By:	/s/ James Beck
Name: James Beck
Title: Associate Director
[Signature Page to Amendment to Bristol-Myers Squibb 2012 Credit Agreement]

Annex I
[Amendments to Existing Credit Agreement]

ANNEX I

Conformed for the Amendment
dated as of January 22, 2021

$1,500,000,000
FIVE YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT
Among
BRISTOL-MYERS SQUIBB COMPANY,
THE BORROWING SUBSIDIARIES FROM TIME TO TIME PARTY THERETO,
THE LENDERS ~~NAMED HEREIN~~FROM TIME TO TIME PARTY HERETO,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
DEUTSCHE BANK SECURITIES INC.,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Documentation Agents,
CITIBANK, N.A.
as Administrative Agent
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of July 30, 2012
(as amended, restated, amended and restated, supplemented and otherwise modified through and including that certain Amendment dated as of January 22, 2021)

CITIGROUP GLOBAL MARKETS INC.,
JPMORGAN CHASE BANK, N~~J~~.~~P~~A. ~~MORGAN SECURITIES LLC~~, BARCLAYS BANK PLC, deutsche bank securities inc., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, and wells fargo securities llc.
as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS
Page
ARTICLE I Definitions    ~~1~~5
SECTION 1.1.   Defined Terms    ~~1~~5
SECTION 1.2.   Classification of Loans and Borrowings    ~~18~~22
SECTION 1.3.   Terms Generally    ~~18~~22
SECTION 1.4.   Accounting Terms; GAAP    ~~18~~23
SECTION 1.5.   Other Interpretive Provisions    ~~18~~23
SECTION 1.6.   ~~LIBO Screen Rate Discontinuation 19~~Benchmark Replacement Setting    23
ARTICLE II The Credits    ~~20~~29
SECTION 2.1.   Commitments    ~~20~~29
SECTION 2.2.   Loans and Borrowings    ~~20~~29
SECTION 2.3.   Requests for Revolving Borrowings    ~~21~~30
SECTION 2.4.   Competitive Bid Procedure    ~~21~~31
SECTION 2.5.   Extension of Maturity Date    ~~24~~33
SECTION 2.6.   Funding of Borrowings    ~~24~~34
SECTION 2.7.   Interest Elections    ~~25~~35
SECTION 2.8.   Termination and Reduction of Commitments    ~~26~~36
SECTION 2.9.   Repayment of Loans; Evidence of Debt    ~~27~~36
SECTION 2.10.   Prepayment of Loans    ~~27~~37
SECTION 2.11.   Fees    ~~28~~37
SECTION 2.12.   Interest    ~~28~~38
SECTION 2.13.   Alternate Rate of Interest    ~~29~~39
SECTION 2.14.   Increased Costs    ~~29~~39
SECTION 2.15.   Break Funding Payments    ~~30~~40
SECTION 2.16.   Taxes    ~~31~~41
SECTION 2.17.   Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~34~~44
SECTION 2.18.   Mitigation Obligations; Replacement of Lenders    ~~35~~45
SECTION 2.19.   Borrowing Subsidiaries    ~~36~~46
SECTION 2.20.   Prepayments Required Due to Currency Fluctuation    ~~37~~47
SECTION 2.21.   Defaulting Lenders    ~~37~~48
ARTICLE III Representations and Warranties    ~~38~~48
SECTION 3.1.   Organization; Powers    ~~38~~48
SECTION 3.2.   Authorization    ~~38~~48
SECTION 3.3.   Enforceability    ~~38~~49
SECTION 3.4.   Governmental Approvals    ~~38~~49
SECTION 3.5.   Financial Statements; No Material Adverse Effect    ~~38~~49
SECTION 3.6.   Litigation; Compliance with Laws    ~~39~~49
SECTION 3.7.   Federal Reserve Regulations    ~~39~~50
SECTION 3.8.   Use of Proceeds    ~~39~~50
i

        Page
SECTION 3.9.   Taxes    ~~39~~50
SECTION 3.10.   Employee Benefit Plans.    ~~39~~50
SECTION 3.11.   Environmental and Safety Matters    ~~39~~50
SECTION 3.12.   Properties    ~~40~~51
SECTION 3.13.   Investment and Holding Company Status    ~~40~~51
SECTION 3.14.   Sanctions, Anti-Corruption, and Anti-Money Laundering Laws    ~~40~~51
ARTICLE IV Conditions    ~~41~~52
SECTION 4.1.   Effective Date    ~~41~~52
SECTION 4.2.   Each Credit Event    ~~41~~52
SECTION 4.3.   Initial Borrowing by Each Borrowing Subsidiary    ~~42~~53
ARTICLE V Covenants    ~~42~~53
SECTION 5.1.   Existence    ~~42~~53
SECTION 5.2.   Business and Properties    ~~42~~53
SECTION 5.3.   Financial Statements, Reports, Etc.    ~~42~~54
SECTION 5.4.   Insurance    ~~43~~54
SECTION 5.5.   Obligations and Taxes    ~~43~~54
SECTION 5.6.   Litigation and Other Notices    ~~43~~55
SECTION 5.7.   Books and Records    ~~43~~55
SECTION 5.8.   Ratings    ~~43~~55
SECTION 5.9.   Compliance with Laws    ~~43~~55
SECTION 5.10.   Consolidations, Mergers, and Sales of Assets    ~~44~~55
SECTION 5.11.   Liens    ~~44~~55
SECTION 5.12.   Limitation on Sale and Leaseback Transactions    ~~45~~57
SECTION 5.13.   Sanctions    ~~46~~57
SECTION 5.14.   Anti-Corruption Laws    ~~46~~58
SECTION 5.15.   Guaranties.    ~~46~~58
ARTICLE VI Events of Default    ~~47~~58
ARTICLE VII The Administrative Agents    ~~49~~61
ARTICLE VIII Miscellaneous    ~~53~~65
SECTION 8.1.   Notices.    ~~53~~65
SECTION 8.2.   Survival of Agreement    ~~54~~66
SECTION 8.3.   Binding Effect    ~~55~~67
SECTION 8.4.   Successors and Assigns    ~~55~~67
SECTION 8.5.   Expenses; Indemnity    ~~57~~70
SECTION 8.6.   Applicable Law    ~~59~~71
SECTION 8.7.   Waivers; Amendment    ~~59~~71
SECTION 8.8.   Entire Agreement    ~~59~~72
SECTION 8.9.   Severability    ~~59~~72
SECTION 8.10.   Counterparts    ~~60~~73
SECTION 8.11.   Headings    ~~60~~73

        Page
SECTION 8.12.   Right of Setoff    ~~60~~73
SECTION 8.13.   Jurisdiction; Consent to Service of Process    ~~60~~73
SECTION 8.14.   Waiver of Jury Trial    ~~60~~74
SECTION 8.15.   Conversion of Currencies    ~~61~~74
SECTION 8.16.   Guaranty    ~~61~~74
SECTION 8.17.   European Monetary Union    ~~62~~76
SECTION 8.18.   Confidentiality    ~~63~~76
SECTION 8.19.   USA PATRIOT Act    ~~63~~77
SECTION 8.20.   No Fiduciary Duty    ~~64~~77
SECTION 8.21.   Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions    ~~64~~78

SCHEDULES
Schedule 2.1        Commitments
EXHIBITS
Exhibit A-1        Form of Competitive Bid Request
Exhibit A-2        Form of Notice of Competitive Bid Request
Exhibit A-3        Form of Competitive Bid
Exhibit A-4        Form of Competitive Bid Accept/Reject Letter
Exhibit A-5        Form of Borrowing Request
Exhibit B        Form of Assignment and Assumption
Exhibit C        Form of Opinion of Company’s Counsel
Exhibit D        Form of Borrowing Subsidiary Agreement
Exhibit E        Form of Borrowing Subsidiary Termination
Exhibits F1-F4    Forms of U.S. Tax Certificates

FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the “Agreement”) originally dated as of July 30, 2012~~,~~ (as amended, restated, amended and restated, supplemented and otherwise modified through and including that certain Amendment dated as of January 22, 2021), among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES (as defined herein) from time to time party hereto, the lenders ~~listed in Schedule 2.1~~from time to time party hereto (the “Lenders”), BANK OF AMERICA, N.A., BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agents, CITIBANK, N.A., as Administrative Agent for the Lenders (in such capacity, “CBNA”), and as competitive advance facility agent (in such capacity, the “Advance Agent”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “JPMCB”; CBNA and JPMCB are referred to herein individually as an “Administrative Agent” and collectively as the “Administrative Agents”).
The Company has requested that the Lenders, on the terms and subject to the conditions herein set forth (i) extend credit to the Company and the applicable Borrowing Subsidiaries to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Article I) a principal amount not in excess of $1,500,000,000 and (ii) provide a procedure pursuant to which the Company and the Borrowing Subsidiaries may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Company or the applicable Borrowing Subsidiary. The proceeds of such borrowings are to be used for working capital and other general corporate purposes of the Company and its Subsidiaries (other than funding hostile acquisitions). The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.
Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.1.Defined Terms
. As used in this Agreement, the following terms have the meanings specified below:
“2020 Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement dated as of November 4, 2020 by and among the Company, the Lenders named therein, Citibank, N.A., as administrative agent, and the other agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time).
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Amount” shall have the meaning assigned to such term in Section 2.16(a).
“Administrative Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
“Administrative Fees” shall have the meaning assigned to such term in Section 2.11(b).

“Administrative Questionnaire” shall mean an administrative questionnaire delivered by a Lender pursuant to Section 8.4(e) in form acceptable to the Administrative Agents.
“Advance Agent” shall have the meaning assigned to such term in the preamble to this Agreement.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” shall mean the Administrative Agents and the Documentations Agents.
“Agreement Currency” shall have the meaning assigned to such term in Section 8.15(b).
“Alternate Base Rate” shall mean for any day, a rate per annum equal to the greatest of (a) the ~~rate of interest per annum publicly announced from time to time by CBNA as its base rate in effect at its principal office in New York City~~Prime Rate, (b) 1/2 of one percent above the NYFRB Rate and (c) the LIBO Rate for Dollars applicable for an interest period of one month in effect for such day plus 1%, provided that for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day. If for any reason CBNA shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the LIBO Rate or NYFRB Rate, or both, specified in clause (b) or (c), respectively, of the first sentence of this definition, for any reason, including, without limitation, the inability or failure of CBNA to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate shall be effective on the effective date of any change in such rate. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
~~“Applicable Creditor” shall have the meaning assigned to such term in Section 8.15(b).~~
“Alternative Currency” shall mean at any time, Euro, Sterling, Yen, Swiss Franc, and any other currency (other than Dollars) to be mutually agreed by the Lenders and the Company that is readily available, freely traded and convertible into Dollars in the London market and as to which a Dollar Equivalent can be calculated.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.14.
“Anti-Money Laundering Laws” shall mean the Bank Secrecy Act of 1970, as amended by the Patriot Act, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001.
“Applicable Creditor” shall have the meaning assigned to such term in Section 8.15(b).

“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, Applicable Percentage shall mean, with respect to any Lender, the percentage of the Dollar Equivalent of the aggregate outstanding principal amount of the Loans represented by the Dollar Equivalent of the aggregate outstanding principal amount of each Lender’s Loans. Notwithstanding the foregoing, in the case of Section 2.21 when a Defaulting Lender shall exist, Applicable Percentage shall be determined without regard to any Defaulting Lender’s Commitment.
“Applicable Rate” shall mean on any date, (a) with respect to any Eurocurrency Loan (other than any Eurocurrency Competitive Loan), a rate per annum equal to the Credit Default Swap Spread applicable to such Eurocurrency Loan on such date, (b) with respect to any ABR Loan, a rate per annum equal to the Credit Default Swap Spread applicable to a Eurocurrency Loan on such date less 1.00% per annum (but not less than 0%) or (c) with respect to the commitment fees payable in accordance with Section 2.11(a), the applicable rate per annum set forth below under the caption “Commitment Fee Rate”, based upon the Ratings by S&P and Moody’s, respectively, in effect on such date. Notwithstanding the foregoing, the Applicable Rate for Eurocurrency Loans in effect at any time shall not be less than the amount set forth below under the caption “Minimum Applicable Margin”, and shall not exceed the amount set forth below under the caption “Maximum Applicable Margin”, in each case based upon the Ratings in effect on such date. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

S&P/Moody’s Rating Equivalent of the Company’s senior unsecured non-credit enhanced long-term debt	Commitment Fee Rate (in Basis Points)	Minimum Applicable Margin for Eurocurrency Loans (in Basis Points)	Maximum Applicable Margin for Eurocurrency Loans (in Basis Points)
AA-/Aa3 or better	5.0	20.0	75.0
A+/A1 or better	6.0	25.0	87.5
A/A2 or better	7.0	35.0	112.5
A-/A3 or better	9.0	40.0	125.0
BBB+/Baa1 or worse	12.5	50.0	137.5

The higher Rating shall determine the Applicable Rate unless the S&P and Moody’s Ratings are more than one level apart, in which case the Rating one level below the higher Rating shall be determinative. In the event that the Company’s senior unsecured non-credit-enhanced long-term debt is rated by only one of S&P and Moody’s, then that single Rating shall be determinative.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee in the form of Exhibit B.

“Availability Period” shall mean the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” shall mean with respect to any Person that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agents, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basis Point” shall mean 1/100th of ~~1~~1.00%.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean either the board of directors of the Company or any duly authorized committee thereof or any committee of officers of the Company acting pursuant to authority granted by the board of directors of the Company or any committee of such board.
“Borrower” shall mean the Company or any Borrowing Subsidiary.

“Borrowing” shall mean (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period and a single Currency are in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period and a single Currency are in effect.
“Borrowing Request” shall mean a request by the Company for a Revolving Borrowing in accordance with Section 2.3.
“Borrowing Subsidiary” shall mean any Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19.
“Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit D.
“Borrowing Subsidiary Obligations” shall mean the due and punctual payment of (i) the principal of and interest on any Loans made by the Lenders to the Borrowing Subsidiaries pursuant to this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities (including, without limitation, the obligations described in Section 2.16 and Section 2.19) of the Borrowing Subsidiaries to the Lenders under this Agreement and the other Loan Documents.
“Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit E.
“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in dollar deposits or in the applicable Alternative Currency in the London interbank market, (ii) in the case of a Eurocurrency Loan denominated in Euros, any day on which the TARGET payment system is not open for settlement of payment in Euros or (iii) in the case of a Eurocurrency Loan denominated in an Alternative Currency other than Sterling or Euro, any day on which banks are not open for dealings in such Alternative Currency in the city which is the principal financial center of the country of issuance of the applicable Alternative Currency.
“Calculation Time” shall have the meaning assigned to such term in Section 2.20.
“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, however, that, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as an operating lease and not a Capital Lease Obligation.
“Capital Markets Debt” shall mean any third party Debt for borrowed money consisting of bonds, debentures, notes or other debt securities issued by the Company.

“CDS Determination Date” shall mean (a) with respect to any Eurocurrency Loan, the second Business Day prior to the borrowing of such Eurocurrency Loan and, if applicable, the last Business Day prior to the continuation of such Eurocurrency Loan, provided that, in the case of any Eurocurrency Loan having an Interest Period greater than three months, the last Business Day prior to each three-month period succeeding such initial three-month period shall also be a CDS Determination Date with respect to such Eurocurrency Loan, with the applicable Credit Default Swap Spread, as so determined, to be in effect as to such Eurocurrency Loan for each day commencing with the first day of the applicable Interest Period until subsequently re-determined in accordance with the foregoing and (b) with respect to ABR Loans, initially on the Effective Date, and thereafter on the first Business Day of each succeeding calendar quarter.
“CFC Holdco” ~~means~~shall mean a Subsidiary with no material assets other than capital stock (and debt securities, if any) of one or more CFCs, or of other CFC Holdcos.
“Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than (i) the Company, (ii) any Subsidiary or (iii) any employee or director benefit plan or stock plan of the Company or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than 35% of the combined voting power represented by the outstanding Voting Stock of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (in each case in this clause (ii) pursuant to Basel III) shall in each case be deemed a “Change in Law”, regardless of the date enacted, adopted, issued or implemented, if increased costs or loss of yield on the part of any Credit Party pursuant to the Commitments or the making of Loans under, or otherwise in connection with, this Agreement arise after the Effective Date.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.4. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $1,500,000,000.

“Communications” shall have the meaning assigned to such term in Section 8.1(b).
“Company” shall mean Bristol-Myers Squibb Company, a Delaware corporation.
“Competitive Bid” shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.4.
“Competitive Bid Accept/Reject Letter” shall mean a notification made by the Company pursuant to Section 2.4(d) in the form of Exhibit A-4.
“Competitive Bid Rate” shall mean, as to any Competitive Bid, the Competitive Loan Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.
“Competitive Bid Request” shall mean a request made pursuant to Section 2.4 in the form of Exhibit A-1.
“Competitive Borrowing” shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.4.
“Competitive Loan” shall mean a Loan made pursuant to Section 2.4. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.
“Competitive Loan Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Competitive Loans of such Lender denominated in Dollars and (b) the sum of the Dollar Equivalents of the aggregate principal amounts of the outstanding Competitive Loans of such Lender denominated in Alternative Currencies.
“Competitive Loan Margin” shall mean, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.
“Consolidated Net Tangible Assets” shall mean, with respect to the Company, the total amount of its assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and determined on a consolidated basis in accordance with GAAP.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Default Swap Spread” shall mean, at any CDS Determination Date, the credit default swap spread applicable to a Standard North American Credit Default Swap that specifies the

Company as the “Reference Entity” interpolated to the Maturity Date (as the Maturity Date may be extended in accordance with Section 2.5) or, if the Maturity Date (as so extended) is less than one year from such CDS Determination Date, the credit default swap spread applicable to a Standard North American Credit Default Swap that specifies the Company as the “Reference Entity” with a one year maturity, in each case determined as of the close of business on the Business Day immediately preceding such CDS Determination Date, as interpolated, if applicable, and reported by Markit Group Limited or any successor thereto (or, if such source is not then published, such rate on an applicable page providing such information on Bloomberg or other source agreed by the Company and the Administrative Agents). If on any relevant CDS Determination Date the Credit Default Swap Spread is unavailable for a Loan, the Company and the Administrative Agents shall negotiate in good faith (for a period of up to thirty days after the Credit Default Swap Spread first becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Rate for such Loan. The Applicable Rate for Eurocurrency Loans and ABR Loans that have a CDS Determination Date that falls during the Negotiation Period (or for which a Credit Default Swap Spread was unavailable as provided above) shall be based upon the Credit Default Swap Spread determined as of the close of business on the Business Day immediately preceding the last CDS Determination Date applicable to such Type of Loan falling prior to the Negotiation Period. If no such alternative method is agreed upon during the Negotiation Period, the Applicable Rate for such Eurocurrency Loans (and for any Loans that have a CDS Determination Date that occurs thereafter) for any day subsequent to the end of the Negotiation Period shall be a rate per annum equal to 75% of the amount set forth under the caption “Maximum Applicable Margin” in the definition of “Applicable Rate”.
“Credit Party” shall mean any Agent or any Lender.
“Currency” shall mean Dollars or any Alternative Currency.
“Debt” shall mean (i) all obligations represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms and (iii) all rental obligations as lessee under leases which shall have been or should be recorded as Capital Lease Obligations.
“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” shall mean any Lender that (a) has failed (and such failure has not been cured within two Business Days of the date required to be funded or paid) to (i) fund any portion of its Loans or (ii) pay over to any Lender any other amount required to be paid by it hereunder, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agents (a copy of which shall promptly be shared with the Company), (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
“Dollar Equivalent” shall mean on any date, with respect to any principal amount of any Loan denominated in an Alternative Currency, the equivalent in Dollars of such amount, determined by

CBNA using the Exchange Rate in effect for such Alternative Currency at approximately 11:00 a.m. London time on such date; provided, however, that with respect to determining the amount of any Loan that is being made, the Dollar Equivalent shall be determined on the date of the relevant Borrowing Request or Competitive Bid Request, as applicable, that resulted in the making of such Loan. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.
“Dollars” or “$” shall mean lawful money of the United States of America.
~~“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 8.7).~~
“Domestic Subsidiary” shall mean a Subsidiary of the Company that is not a Foreign Subsidiary.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent~~;~~.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 8.7).
“EMU Legislation” ~~means~~shall mean the legislative measures of the European Council (including, without limitation, the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental and Safety Laws” shall mean any and all applicable current and future treaties, laws (including without limitation common law), regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, written notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, any hazardous substance or contaminant, to preservation or reclamation of natural resources or to the management, release or threatened release of any hazardous substance, contaminant, or noxious odor, including without limitation the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, the Federal Insecticide, Fungicide and Rodenticide

Act of 1947, as amended by the Federal Environmental Pesticide Control Act of 1972, the Food Quality Protection Act of 1996, as amended, any similar or implementing state law, all amendments of any of them, and any regulations promulgated under any of them.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, under Section 414(m) of the Code.
“ERISA Termination Event” shall mean (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC or with respect to which the notice requirement is waived under such regulations), or (ii) the withdrawal of the Company or any ERISA ~~Affiliates~~Affiliate from a Plan during a plan year in which it was a “substantial employer”, as such term is defined in Section 4001(a) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” shall mean the lawful currency of the Participating Member States of the European monetary union.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.
“Event of Default” shall have the meaning assigned to such term in Article VI.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Rate” shall mean, with respect to any Alternative Currency on a particular date, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth on such date on the applicable Reuters World Currency Page with respect to such Alternative Currency; provided, that the Company may make a one time election, with the approval of CBNA (such approval not to be unreasonably withheld), to use Bloomberg currency pages to determine the Exchange Rate instead of Reuters currency pages. In the event that such rate does not appear on the applicable Reuters World Currency Page or Bloomberg currency page, as the case may be, the Exchange Rate with respect to such Alternative Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by CBNA and the Company or, in the absence of such agreement, such Exchange Rate shall instead be CBNA’s spot rate of exchange in the London interbank market or other market where its foreign currency exchange operations in respect of such Alternative Currency is then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Alternative Currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, CBNA may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Taxes” shall have the meaning assigned to such term in Section 2.16(a).
“Extension Letter” shall mean a letter from the Company requesting an extension of the Maturity Date.
“FATCA” shall mean Sections 1471 through 1474 of the Code, or any amendment or revision thereof, so long as such amendment or revision is substantially similar to Sections 1471 to 1474 of the Code as of the date of this Agreement, together in each case with any regulations or official interpretations thereof.
“Federal Funds Effective Rate” shall mean, on any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such corporation.
“Fixed Rate” shall mean, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.
“Fixed Rate Loan” shall mean a Competitive Loan bearing interest at a Fixed Rate.
“Foreign Subsidiary” shall mean (a) each Subsidiary which is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (a “CFC”), (b) each Subsidiary which is a CFC Holdco and (c) each Subsidiary of a CFC or CFC Holdco.
“Funded Debt” shall mean Debt of the Company or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and Debt classified as long-term debt under GAAP and, in the case of Funded Debt of the Company, ranking at least pari passu with the Loans.
“GAAP” shall mean generally accepted accounting principles in the United States of America.
“Governmental Authority” shall mean the government of any nation, including, but not limited to, the United States of America, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor” and “Guarantors” has the meaning set forth in Section 5.15.(a).
“Guaranty” and “Guaranties” has the meaning set forth in Section 5.15.(a).
“Hazardous Substances” shall mean any toxic, radioactive, mutagenic, carcinogenic, noxious, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, including, without limitation, polychlorinated biphenyls (commonly known as “PCBs”), asbestos or asbestos-containing material, and any substance, waste or material regulated or that could reasonably be expected to result in liability under Environmental and Safety Laws.
“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate.”
“Indenture” shall mean the Indenture dated as of June 1, 1993 between the Company and JPMCB, as successor to The Chase Manhattan Bank (National Association), as ~~Trustee~~trustee, as amended, supplemented or otherwise modified from time to time.
“Interest Election Request” shall mean a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.7.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.
“Interest Period” shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, and (b) as to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” shall mean, at any time, for any Interest Period, and for any applicable currency, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by CBNA (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for such currency for the longest period that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for such currency for the shortest period that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” shall have the meaning assigned to such term in Section 2.16(g).
“Judgment Currency” shall have the meaning assigned to such term in Section 8.15(b).
“Lenders” shall mean (a) the financial institutions listed on Schedule 2.1 (other than any such financial institution that has ceased to be a party hereto, pursuant to an Assignment and Assumption) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the LIBOR01 Page (or other applicable page for an applicable currency) published by Reuters (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by CBNA from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or the applicable Alternative Currency, as applicable, in the London interbank market) (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or the applicable Alternative Currency with a maturity comparable to such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the ~~LIBOR~~LIBO Rate shall be the Interpolated Rate; provided further that if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
~~“LIBO Rate Discontinuance Event” shall mean any of the following:~~
~~(a) an interest rate is not ascertainable pursuant to the provisions of the definition of “LIBO Rate” and the inability to ascertain such rate is unlikely to be temporary;~~
~~(b) the regulatory supervisor for the administrator of the LIBO Screen Rate, the central bank for the currency of the LIBO Rate, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, has made a public statement, or published information, stating that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide the LIBO Rate; or~~
~~(c) the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Rate or the LIBO Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide the LIBO Rate (the date of determination or such specific date in the foregoing clauses (a)-(c), the “Scheduled Unavailability Date”).~~
~~“LIBO Rate Discontinuance Event Time” shall mean, with respect to any LIBO Rate Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c) of such definition, on the date on which the LIBO Rate ceases to be provided by the administrator of the LIBO Rate or is not permitted to be used or if such statement or information is of a prospective cessation or~~

~~prohibition, the 90th day prior to the date of such cessation or prohibition (or if such prospective cessation or prohibition is fewer than 90 days later, the date of such statement or announcement).~~
~~“LIBO Rate Replacement Date” shall mean, in respect of any eurodollar borrowing, upon the occurrence of a LIBO Rate Discontinuance Event, the next interest reset date after the relevant amendment in connection therewith becomes effective (unless an alternative date is specified) and all subsequent interest reset dates for which the LIBO Rate would have had to be determined.~~
“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate.”
“Lien” shall mean any mortgage, lien, pledge, encumbrance, charge or security interest.
“Loan Documents” ~~means~~shall mean this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Guaranty and each promissory note held by a Lender pursuant to Section 2.9(e).
“Loans” shall mean the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Margin Regulations” shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Material Adverse Effect” shall mean a material adverse effect on the business, results of operations, properties or financial condition of the Company and its consolidated Subsidiaries, taken as a whole, excluding changes or effects in connection with specific events applicable to the Company and/or its Subsidiaries as disclosed in any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K, in each case filed subsequent to December 31, 2011 and prior to the Effective Date.
“Material Debt” shall mean any Debt of the Company contemplated by clauses (i) and (ii) of the definition thereof, in each case, under any revolving or term loan credit facility or any Capital Markets Debt, in each case, in an aggregate committed or principal amount in excess of $1,000,000,000. For the avoidance of doubt, Material Debt shall exclude any intercompany Debt and any obligations in respect of interest rate caps, collars, exchanges, swaps or other similar agreements.
~~“Maturity” when used with respect to any Security, shall mean the date on which the principal of such Security becomes due and payable as provided therein or in the Indenture, whether on a Repayment Date, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.~~
“Maturity Date” shall mean July 30, 2017, subject to extension pursuant to Section 2.5.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
~~“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.~~
“New Lending Office” shall have the meaning assigned to such term in Section 2.16(g).

“Non-Excluded Taxes” shall have the meaning assigned to such term in Section 2.16(a).
“Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.16(g).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, on any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” ~~means~~shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such date received by ~~the Paying Agent~~CBNA from a ~~Federal~~federal funds broker of recognized standing selected by it; provided further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” shall mean the due and punctual payment of (i) the principal of and interest on any Loans made by the Lenders to the Borrowers (including, for the avoidance of doubt, the Borrowing Subsidiary Obligations) pursuant to this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities (including, without limitation, the obligations described in Section 2.16. and Section 2.19.) of the Borrowers to the Lenders under this Agreement and the other Loan Documents.
~~“Original Issue Discount Security” shall mean (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other Security deemed an Original Issue Discount Security for United States Federal income tax purposes.~~
“Other Taxes” shall have the meaning assigned to such term in Section 2.16(b).
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate ~~(from and after such date as the NYFRB shall commence to publish such composite rate)~~.
“Participant Register” shall have the meaning assigned to such term in Section 8.4(f).
“Participating Member State” ~~means~~shall mean a member of the European Communities that adopts or has adopted the Euro as its currency in accordance with EMU Legislation.
“Patriot Act” shall have the meaning assigned to such term in Section 8.18.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Person” shall mean any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained by the Company or any ERISA Affiliate for current or former employees, or any beneficiary thereof.
~~“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.~~
“Platform” shall have the meaning assigned to such term in Section 8.1(b).
“Prime Rate” shall mean the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates.
“Protesting Lender” shall have the meaning assigned to such term in Section 2.19.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
~~“Platform” shall have the meaning assigned to such term in Section 8.1(b)~~
~~“Protesting Lender” shall have the meaning assigned to such term in Section 2.19.~~
“Rating Agencies” shall mean Moody’s and S&P.
“Ratings” shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of the Company.
“Register” shall have the meaning given such term in Section 8.4(d).
~~“Relevant Governmental Sponsor” means any central bank, reserve bank, monetary authority or similar institution (including any committee or working group sponsored thereby) which shall have selected, endorsed or recommended a replacement rate, including relevant additional spreads or other adjustments, for the LIBO Rate.~~
“Repayment Date”, when used with respect to any Security to be repaid, shall mean the date fixed for such repayment pursuant to such Security.
“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VI, and for all purposes after the Loans become due and payable pursuant to Article VI or the Commitments shall have expired or terminated, the Competitive Loan Exposures of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.
“Resignation Effective Date” shall have the meaning assigned to such term in Article VII.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Property” shall mean (i) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary and located within the continental United States of

America which, in the opinion of the Board of Directors of the Company, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets, and (ii) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s Revolving Loans at such time.
“Revolving Loan” shall mean a Loan made pursuant to Section 2.3.
“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor thereto.
“Sale and Leaseback Transaction” shall mean any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person to the extent such property constituted Restricted Property at the time leased, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) transactions between the Company and a Subsidiary or between Subsidiaries, (iii) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property, and (iv) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Sanctions” shall have the meaning assigned to such term in Section 3.14.
~~“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor thereto.~~
“SEC” shall mean the Securities and Exchange Commission.
“Security” or “Securities” shall mean any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, of any series authenticated and delivered from time to time under the Indenture.
“Specified Revolving Credit Agreements” shall mean (i) the 364-Day Revolving Credit Facility Agreement dated as of January ~~25~~22, ~~2019~~2021 by and among the Company, the ~~Lenders~~lenders named therein, Citibank, N.A. and JPMorgan Chase Bank, N.A., as ~~Administrative Agents~~administrative agents, and the other ~~Agents~~agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time), (ii) the Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of ~~September 29, 2011~~July 30, 2012 among the Company, the ~~Lenders~~lenders named therein, Citibank, N.A. and JPMorgan Chase Bank, N.A., as ~~Administrative Agents~~administrative agents, and the other ~~Agents~~agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time) and (iii) the Three Year Revolving Credit Facility Agreement dated as of January 25, 2019 among the Company, the ~~Lenders~~lenders named therein, Morgan Stanley Senior Funding, Inc., as

~~Administrative Agent~~administrative agent, and the other ~~Agents~~agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time).
“Standard North American Credit Default Swap” shall mean a single-name credit default swap that has the substantive terms and conditions set forth in the International Swaps and Derivatives Association, Inc.'s (“ISDA”) template Confirmation for use with the Credit Derivatives Physical Settlement Matrix (version 19 – May 29, 2012, as such template may from time to time be amended, supplemented or otherwise modified by ISDA) for the Transaction Type “STANDARD NORTH AMERICAN CORPORATE”.
~~“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, shall mean the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.~~
“Sterling” shall mean the lawful currency of the United Kingdom.“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) for purposes of Sections 5.10 and 5.11 only, any Person the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the parent or one or more subsidiaries of the parent of such Person and (ii) for all other purposes under this Agreement, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. References herein to “Subsidiary” shall mean a Subsidiary of the Company.
“Swiss Franc” shall mean the lawful currency of Switzerland.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, ~~charges or~~ withholdings or other charges imposed by any Governmental Authority and all liabilities with respect thereto, including any interest, additions to tax or penalties.
“Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement dated as of January 18, 2019 by and among the Company, the Lenders named therein, Morgan Stanley Senior Funding, Inc., as ~~Administrative Agent~~administrative agent, and the other ~~Agents~~agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time)~~, and as contemplated by the Permanent Financing Commitment Letter (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time)~~.
“Transactions” means the execution and delivery by ~~the Borrowers~~each Borrower of this Agreement and any other Loan Document to which such Borrower is a party (or, in the case of the Borrowing Subsidiaries, the Borrowing Subsidiary Agreements and any other Loan Document to which such Borrowing Subsidiary is a party), the performance by ~~the Borrowers~~each Borrower of this Agreement~~,~~ and the other Loan Documents to which such Borrower is a party, the borrowing of the Loans and the use of the proceeds thereof.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Value” shall mean, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Securities of all series ~~(including the effective interest rate on any Original Issue Discount Securities)~~ which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 1007 of the Indenture under which the Securities are issued.
“Voting Stock” shall mean, as applied to the stock of any corporation, stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.
“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which securities (except for directors’ qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) or other ownership interests representing 100% of the equity are, at the time any determination is being made, owned by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” shall mean the lawful currency of Japan.
SECTION 1.2.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
SECTION 1.3.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.4.Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative ~~Agent~~Agents that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if ~~the~~an Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.5.Other Interpretive Provisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
~~SECTION 1.6.   LIBO Screen Rate Discontinuation If at any time (i) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or (ii) the Company or Required Lenders notify the Administrative Agent in writing (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined that a LIBO Rate Discontinuance Event has occurred, then, at or promptly after the LIBO Rate Discontinuance Event Time, the Administrative Agent and the Company shall endeavor to establish an alternate benchmark rate to replace the LIBO Rate under this Agreement, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from the LIBO Rate to such alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States (including the application of a spread and the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from the LIBO Rate to such replacement~~

~~benchmark, including any changes necessary to reflect the available interest periods and timing for determining such alternate benchmark rate) at such time and any recommendations (if any) therefor by a Relevant Governmental Sponsor, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor LIBO Rate”).~~
~~After such determination that a LIBO Rate Discontinuance Event has occurred, promptly following the LIBO Rate Discontinuance Event Time, the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such Successor LIBO Rate and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent may determine in good faith (which determination shall be conclusive absent manifest error) with the Company’s consent, to implement and give effect to the Successor LIBO Rate under this Agreement on the LIBO Rate Replacement Date and, notwithstanding anything to the contrary in Section 1.6. or Section 8.7., such amendment shall become effective for each Tranche of Loans and Lenders without any further action or consent of any other party to this Agreement on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; provided, that if a Successor LIBO Rate has not been established pursuant to the foregoing, at the option of the Company, the Company and the Required Lenders may select a different Successor LIBO Rate that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, such Required Lenders and the Company shall enter into an amendment to this Agreement to reflect such Successor LIBO Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in this SECTION 1.6. or SECTION 8.7., such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if no Successor LIBO Rate has been determined pursuant to the foregoing and a Scheduled Unavailability Date (as defined in the definition of LIBO Discontinuance Event) has occurred, the Administrative Agent will promptly so notify the Company and each Lender and thereafter, until such Successor LIBO Rate has been determined pursuant to this paragraph, (i) any Borrowing Request, the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) all outstanding Eurocurrency Borrowings shall be converted to an ABR Borrowing until a Successor LIBO Rate has been chosen pursuant to this paragraph. Notwithstanding anything else herein, any definition of Successor LIBO Rate shall provide that in no event shall such Successor LIBO Rate be less than zero for purposes of this Agreement.~~
SECTION 1.6.Benchmark Replacement Setting.
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred for a currency prior to the Reference Time in respect of any setting of a then-current Benchmark for a currency, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of any such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as CBNA has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b) Benchmark Replacement Conforming Changes. In connection with the implementation of any Benchmark Replacement, CBNA will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c) Notices; Standards for Decisions and Determinations. CBNA will promptly notify the Company and the Lenders of (i) any Benchmark Replacement Date and the related Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by CBNA as set forth in this Section titled “Benchmark Replacement Setting” may be provided, at the option of CBNA (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Conforming Changes. Any determination, decision or election that may be made by CBNA or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “Benchmark Replacement Setting,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement Setting.”
(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by CBNA in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then CBNA may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then CBNA may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Benchmark for Dollars, the Company may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, to the extent a component of Alternate Base Rate is based upon the then-current Benchmark or such tenor for such

Benchmark, as applicable, such Benchmark or tenor will not be used in any determination of Alternate Base Rate. Upon the commencement of a Benchmark Unavailability Period with respect to a Benchmark for any currency other than Dollars, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected Borrowings or Interest Periods).
(f) Disclaimer. CBNA does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR or any other then-current Benchmark or have the same volume or liquidity as did LIBOR or any other then-current Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section titled “Benchmark Replacement Setting” including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (c) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section titled “Benchmark Replacement Setting.”
(g) Certain defined terms. As used in this Section titled “Benchmark Replacement Setting”:
    “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section titled “Benchmark Replacement Setting.”
    “Benchmark” means, initially (i) with respect to any amounts denominated in Dollars, USD LIBOR, (ii) with respect to amounts denominated in Sterling, Sterling LIBOR, (iii) with respect to amounts denominated in Swiss Francs, Swiss Franc LIBOR, (iv) with respect to amounts denominated in Yen, Yen LIBOR and (v) with respect to any amounts denominated in Euro, Euro LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section titled “Benchmark Replacement Setting.”
    “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth below and (where applicable) in the order set forth below for the currency that can be determined by CBNA for the applicable Benchmark Replacement Date:
(a) For Dollars:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate benchmark rate that has been selected by CBNA and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by CBNA in its reasonable discretion.
(b)     For all Non-Hardwired Currencies, the sum of: (a) the alternate benchmark rate that has been selected by CBNA and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities =denominated in such currency at such time in the U.S. syndicated loan market and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clauses (a)(1), (a)(2), (a)(3) or (b) above would be less than the Floor for the applicable Benchmark, the Benchmark Replacement will be deemed to be the Floor applicable to such Benchmark for the purposes of this Agreement and the other Loan Documents.
    “Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by CBNA: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor or (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (a)(3) or (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by CBNA and the Company for the applicable Corresponding Tenor and currency giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement

Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the U.S. syndicated loan market; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by CBNA in its reasonable discretion.
    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that CBNA decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by CBNA in a manner substantially consistent with market practice (or, if CBNA decides that adoption of any portion of such market practice is not administratively feasible or if CBNA determines that no market practice for the administration of such

Benchmark Replacement exists, in such other manner of administration as CBNA decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
    “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as CBNA has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

    “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), for USD LIBOR the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
    “Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting.”
    “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
    “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by CBNA in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if CBNA decides that any such convention is not administratively feasible for CBNA, then CBNA may establish another convention in its reasonable discretion.
    “Early Opt-in Election” means if the then-current Benchmark is a LIBOR, the occurrence of the following on or after December 31, 2020:
(1)    (a) with respect to Dollars, a notification by CBNA to (or the request by the Company to CBNA to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); or (b) with respect to a Non-Hardwired Currency utilizing a LIBOR, a notification by CBNA to (or the request by the Company to CBNA to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities which include such Non-Hardwired Currency at such time in the U.S. syndicated loan market contain or are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then current Benchmark with respect to such Non-Hardwired Currency as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    in each case, the joint election by CBNA and the Company to trigger a fallback from the applicable then-current Benchmark and the provision by CBNA of written notice of such election to the Lenders.
    “Euro LIBOR” means the LIBO Rate applicable to Eurocurrency Borrowings denominated in Euro.
    “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.
    “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
    “LIBOR” means, collectively, USD LIBOR, Euro LIBOR, Sterling LIBOR, Swiss Franc LIBOR and Yen LIBOR.
    “Non-Hardwired Currencies” means all Alternative Currencies.
    “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by CBNA in its reasonable discretion.
    “Relevant Governmental Body” means (i) with respect to a Benchmark or Benchmark Replacement in respect of any Benchmark applicable to Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New

York, or any successor thereto, and (ii) with respect to a Benchmark Replacement for any Benchmark applicable to a currency other than Dollars, (a) the central bank for the applicable currency or any central bank or other supervisor which is responsible for supervising (1) such Benchmark or Benchmark Replacement for such currency or (2) the administrator of such Benchmark or Benchmark Replacement for such currency or (b) any working group or committee officially endorsed or convened by: (1) the central bank for such currency, (2) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark or Benchmark Replacement for such currency or (y) the administrator of such Benchmark or Benchmark Replacement for such currency, or (3) the Financial Stability Board, or a committee officially endorsed or convened by the Financial Stability Board, or any successor thereto.
    “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
    “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
    “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
    “Sterling LIBOR” means the LIBO Rate applicable to Eurocurrency Borrowings denominated in Sterling.
    “Swiss Franc LIBOR” means the LIBO Rate applicable to Eurocurrency Borrowings denominated in Swiss Francs.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
     “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
    “USD LIBOR” means the London interbank offered rate for Dollars.

    “Yen LIBOR” means the LIBO Rate applicable to Eurocurrency Borrowings denominated in Yen.

ARTICLE II
The Credits
SECTION 2.1.Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company and any Borrowing Subsidiary from time to time during the Availability Period in Dollars, Sterling, Euros, Swiss Francs, Yen or any other Alternative Currency in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and each applicable Borrowing Subsidiary may borrow, prepay and reborrow Revolving Loans.

SECTION 2.2Loans and Borrowings. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans (which shall be denominated in Dollars) or Eurocurrency Loans as the Company (on its own behalf or on behalf of any other applicable Borrower) may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Company (on its own behalf or on behalf of any other Borrower) may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or the Dollar Equivalent thereof in the case of Loans denominated in an Alternative Currency) and not less than $10,000,000 (or the Dollar Equivalent thereof in the case of Loans denominated in an Alternative Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. ABR Loans shall be denominated only in Dollars. Each Competitive Borrowing denominated in Dollars shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and each Competitive Borrowing denominated in an Alternative Currency shall be in an aggregate principal amount that is not less than the Dollar Equivalent of $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurocurrency Revolving Borrowings outstanding.
(d)Notwithstanding any other provision of this Agreement, the Company (on its own behalf or on behalf of any other Borrower) shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.3.Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company (on its own behalf or on behalf of any other applicable Borrower) shall notify CBNA of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in Dollars, Euro, Sterling, Yen or Swiss Franc not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency other than as set forth in the preceding clause (a), not later than 10:30 a.m., New York City time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to CBNA of a written Borrowing Request in the form of Exhibit A-5. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)the aggregate amount of the requested Borrowing;
(ii)the date of such Borrowing, which shall be a Business Day;
(iii)whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)in the case of a Eurocurrency Borrowing, (A) the Currency of the requested Borrowing and (B) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)the location and number of the account of the Company or the other applicable Borrowers to which funds are to be disbursed, which shall comply with the requirements of Section 2.6(a); and
(vi)the applicable Borrower.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Eurocurrency Borrowing with an Interest Period of one month if such Revolving Borrowing is requested at least three or four Business Days (as applicable under clause (a) or (b) above) prior to the date of such proposed Revolving Borrowing or an ABR Borrowing otherwise. If no election as to the Currency of the Revolving Borrowing is specified, then the requested Revolving Borrowing shall be denominated in Dollars. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, CBNA shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.4.Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company (on its own behalf or on behalf of any other Borrower) may request Competitive Bids and the Company (on its own behalf and on behalf of any other Borrowers) may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that no Competitive Loan may be requested that would result in the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments. To request Competitive Bids, the Company (on its own behalf and on behalf of any other Borrowers) shall hand deliver, telecopy or electronically transmit to the Advance Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Advance Agent, in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. A Competitive Bid Request that does not conform substantially to Exhibit A-1 may be rejected in the Advance Agent’s sole discretion, and the Advance Agent shall promptly notify the Company of such rejection by electronic transmission. Each Competitive Bid Request shall specify the following information in compliance with Section 2.2:
(i)the aggregate amount of the requested Borrowing;
(ii)the Currency of the requested Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;
(v)the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)the location and number of the account of the Company or any other Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.6; and
(vii)the applicable Borrower.
If no election as to the Currency of a Borrowing is specified in any Competitive Bid Request, then the applicable Borrower shall be deemed to have requested a Borrowing in Dollars. Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Advance Agent shall notify the Lenders of the details thereof by telecopy or electronic transmission, as applicable, in the form of Exhibit A-2 hereto, inviting the Lenders to submit Competitive Bids.
(b)Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to such Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Advance Agent by telecopy or electronic transmission in the form of Exhibit A-3 hereto, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days (four Business Days in the case of a Eurocurrency Borrowing denominated in an Alternative Currency other than Euro, Sterling, Yen or Swiss Franc) before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Advance Agent, and the Advance Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the Lender is willing to make (which, in the case of a Competitive Borrowing denominated in Dollars, shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and, in the case of a Competitive Borrowing denominated in an Alternative Currency, shall be a minimum principal amount the Dollar Equivalent of which is equal to $5,000,000, and which may equal the entire principal amount of the Competitive Borrowing request by such Borrower), (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.
(c)The Advance Agent shall promptly notify such Borrower by electronic transmission of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.
(d)Subject only to the provisions of this paragraph, such Borrower may accept or reject any Competitive Bid. Such Borrower shall notify the Advance Agent by telephone, confirmed by telecopy or electronic transmission in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 2:00 p.m., New York City time, three Business Days (four Business Days in the case of a Eurocurrency Borrowing denominated in an Alternative Currency other than Euro, Sterling, Yen or Swiss Franc) before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 2:00 p.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is, in the case of a Competitive Borrowing denominated in Dollars, in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of a Competitive Borrowing denominated in an Alternative Currency, in a minimum principal amount the Dollar Equivalent of which is $5,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 or an amount in an Alternative Currency of which the Dollar Equivalent is less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $5,000,000 or an amount in an Alternative Currency of which the Dollar Equivalent is $5,000,000 or any integral multiple of $1,000,000 thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of such Borrower. A notice given by such Borrower pursuant to this paragraph (d) shall be irrevocable.
(e)The Advance Agent shall promptly notify each bidding Lender by telecopy or electronic transmission, as applicable, whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.
(f)If the Advance Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Advance Agent pursuant to paragraph (b) of this Section.
(g)All notices required by this Section 2.4 shall be given in accordance with Section 8.1.
SECTION 2.5.Extension of Maturity Date.
(a)The Company may, by sending an Extension Letter to CBNA (in which case CBNA shall promptly deliver a copy to each of the Lenders), during the period of not less than 30 days and not more than 60 days prior to any anniversary of the Effective Date, request that the Lenders extend the Maturity Date at the time in effect to the first anniversary of the Maturity Date then in effect. Each Lender, acting in its sole discretion, shall, by notice to CBNA given not more than 20 days after the date of the Extension Letter, advise CBNA in writing whether or not such Lender agrees to such extension (each Lender that so advises CBNA that it will not extend the Maturity Date, being referred to herein as a “Non-extending Lender”); provided that any Lender that does not advise CBNA by the 20th day after the date of the Extension Letter shall be deemed to be a Non-extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.
(b)(i) If Lenders holding Commitments that aggregate more than 50% of the total Commitments on the 20th day after the date of the Extension Letter shall not have agreed to extend the

Maturity Date, then the Maturity Date shall not be so extended and the outstanding principal balance of all Loans and other amounts payable hereunder shall be payable on such Maturity Date.
(ii)  If (and only if) Lenders holding Commitments that aggregate more than 50% of the total Commitments on the 20th day after the date of the Extension Letter shall have agreed to extend the Maturity Date, then the Maturity Date applicable to the Lenders that shall so have agreed shall be the first anniversary of the current Maturity Date. In the event of such extension, the Commitment of each Non-extending Lender shall terminate on the Maturity Date in effect prior to such extension, all Loans and other amounts payable hereunder to such Non-extending Lenders shall become due and payable on such Maturity Date and the total Commitment of the Lenders hereunder shall be reduced by the Commitments of Non-extending Lenders so terminated on such Maturity Date.
(c)In the event that the conditions of clause (ii) of paragraph (b) above have been satisfied, the Company shall have the right on or before the Maturity Date in effect prior to the requested extension, at its own expense, to require any Non-extending Lender to transfer and assign without recourse (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in Section 8.4) all its interests, rights and obligations under this Agreement to one or more banks or other financial institutions identified to the Non-extending Lender, which may include any Lender which agrees to accept such transfer and assignment (each an “Additional Commitment Lender”), provided that (x) such Additional Commitment Lender, if not already a Lender hereunder, shall be subject to the approval of CBNA and the Company (such approvals not to be unreasonably withheld), (y) such assignment shall become effective as of a date specified by the Company (which shall not be later than the Maturity Date in effect prior to the requested extension) and (z) the Additional Commitment Lender shall pay to such Non-extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder. Notwithstanding the foregoing, no extension of the Maturity Date shall become effective unless, on the effective date of such extension the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived (with all references in such paragraphs to a Borrowing being deemed to be references to the effective date of such extension) and CBNA shall have received a certificate to that effect dated the effective date of such extension and executed by a Financial Officer of the Company.
SECTION 2.6Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars or in the applicable Alternative Currency, as the case may be, to the account of CBNA or an Affiliate thereof most recently designated by it for such purpose by notice to the Lenders, by 2:00 p.m., New York City time (or, in the case of any Competitive Loan with respect to which a Borrower shall have requested funding in another jurisdiction, to such account in such jurisdiction as CBNA shall designate for such purpose by notice to the applicable Lenders, by 2:00 p.m., local time). CBNA will make such Loans available to such Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with CBNA in New York City (or, in the case of any Loan with respect to which such Borrower shall have requested funding in another jurisdiction, to such account in such jurisdiction as such Borrower shall have designated in the applicable Borrowing Request or Competitive Bid Request).
(b)Unless CBNA shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to CBNA such Lender’s share of such Borrowing, CBNA may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to such Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to CBNA, then the applicable Lender and the applicable Borrower severally agree to pay to CBNA forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to CBNA, at (i) in the case of such Lender, the applicable NYFRB Rate from time to time in effect or (ii) in the case of such Borrower, the interest rate on the applicable Borrowing; provided that no repayment by such Borrower pursuant to this sentence shall be deemed to be a prepayment for purposes of Section 2.15. If such Lender pays such amount to CBNA, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.7Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type and in the Currency specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company (on its own behalf or on behalf of any other Borrower) may elect to convert such Borrowing (if denominated in Dollars) to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods or Currencies therefor, all as provided in this Section. Eurocurrency Loans may not be converted to Loans of a different Type. The Company (on its own behalf or on behalf of any other Borrower) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.
(b)To make an election pursuant to this Section, the Company (on its own behalf or on behalf of any other Borrower) shall notify CBNA of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Company (on its own behalf or on behalf of any other Borrower) were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic transmission to CBNA of a written Interest Election Request in a form approved by CBNA and signed by the Company.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)if the resulting Borrowing is a Eurocurrency Borrowing, (A) the Currency of the resulting Borrowing and (B) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify (x) an Interest Period, then the Company (on its own behalf or on behalf of any other Borrower) shall be deemed to have selected an Interest Period of one month’s duration or (y) a Currency, then the Company (on its own behalf or on behalf of any other Borrowing Subsidiary) shall be deemed to have selected a Borrowing denominated in Dollars (in the case of an initial Eurocurrency Borrowing) or the same Currency as the Eurocurrency Borrowing being continued.
(d)Promptly following receipt of an Interest Election Request, CBNA shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Company (on its own behalf or on behalf of any other Borrower) fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing (i) if denominated in Dollars shall be converted to an ABR Borrowing and (ii) if denominated in an Alternative Currency shall be converted to a one month Interest Period denominated in the same Currency as the Eurocurrency Revolving Borrowing being continued. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and CBNA, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.8.Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures plus the Competitive Loan Exposures would exceed the total Commitments.

(c)The Company shall notify CBNA of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, CBNA shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to CBNA on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.9Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to CBNA for the account of each Lender the then unpaid principal amount of its Revolving Loans on the Maturity Date and (ii) to CBNA for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)CBNA shall maintain a Register pursuant to subsection 8.4(d), and an account for each Lender in which it shall record (i) the amount of each Loan made hereunder and any promissory note evidencing such Loan, the Class, Type and Currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by CBNA hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the Register and the accounts of each Lender maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or CBNA to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note for its Competitive Loans and a promissory note for its Revolving Loans. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by CBNA. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its assigns).
SECTION 2.10.Prepayment of Loans. (a) The applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof (not to be unreasonably withheld, delayed or conditioned).
(b)  The Company (on its own behalf or on behalf of any other Borrower) shall notify CBNA by telephone (confirmed by telecopy or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 10:00 a.m., New York City time three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Revolving Borrowing, CBNA shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
SECTION 2.11.Fees. (a)The Company agrees to pay to CBNA for the account of each Lender a commitment fee in Dollars which shall accrue at the Applicable Rate on the average daily amount of the unused Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)The Company agrees to pay to the Administrative Agents, for their own account, the administrative, auction and other fees separately agreed upon between the Company and the Administrative Agents (collectively, the “Administrative Fees”).
(c)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to CBNA for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.12.Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Competitive Loan Margin applicable to such Loan.
(c)Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.
(d)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 1% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 1% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at time when the Alternate Base Rate is based on clause (a) of the first sentence of the definition of Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by CBNA, and such determination shall be conclusive absent manifest error.
SECTION 2.13.Alternate Rate of Interest. ~~If~~Subject to Section 1.6, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)CBNA shall have determined (which determination shall be made in good faith and shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or
(b)CBNA is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then CBNA shall give notice thereof to the Company (on its own behalf or on behalf of the applicable Borrower) and the Lenders by telephone or telecopy or electronic transmission, as applicable, as promptly as practicable thereafter and, until CBNA notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made in Dollars as an ABR Borrowing and (iii) any request by the Company (on its own behalf or on behalf of any Borrower) for a Eurocurrency Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Company for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby, (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted and (C) if the circumstances giving rise to such notice effect only one Currency, then the other Borrowings in other Currencies shall be permitted.
SECTION 2.14.Increased Costs. If any Change in Law shall:
(i)subject any Lender or Agent to any Taxes (other than ~~Taxes covered by Section 2.16, and Taxes on gross or net income, profits or revenue (including value-added or similar~~(x) Non-Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document, (y) Excluded Taxes and (z) Other Taxes~~)~~) on its Loans, Loan principal, Commitments, or other obligations under the Loan Documents, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or
(iii)impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) by an amount deemed by such Lender to be material or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)If any Lender determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 60 days prior to the date that such Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.
(f)If the cost to any Lender of making or maintaining any Loan (other than a Competitive Loan) to a Borrowing Subsidiary incorporated or organized in a jurisdiction other than the United States or any state thereof is increased (or the amount of any sum received or receivable by any Lender or its lending office is reduced) by an amount deemed by such Lender to be material, by reason of the fact that such Borrowing Subsidiary is incorporated or organized in a jurisdiction outside of the United States, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within fifteen (15) days after demand by such Lender (with a copy to CBNA), which such Lender shall make within sixty (60) days from the day such Lender has notice of such increased cost or reduction.
SECTION 2.15.Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the out-of-pocket loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the present value of the excess, if any, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the LIBO Rate that would have been applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16.Taxes. (a) Any and all payments to the Lenders or the Administrative Agents hereunder by ~~a Borrower~~ or on ~~behalf~~account of any Borrower shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) net income or franchise and similar taxes imposed on (or measured by) net income and any branch profits tax imposed on any Administrative Agent or any Lender (or participant) by the United States ~~and~~or any other jurisdiction as a result of a present or former connection between such Administrative Agent or such Lender (or participant) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), (ii) ~~any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (iii)~~ taxes that are imposed under FATCA and (~~iv~~iii) any taxes that are attributable solely to the failure of any Lender to comply with Section 2.16 (g)(i) or 2.16(h) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Non-Excluded Taxes” and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, together with any Taxes described in Section 2.16(i), “Excluded Taxes”). If any applicable withholding agent shall be required to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder to any Lender or any Administrative Agent, (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to Additional Amounts payable under this Section 2.16) such Lender or such Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)In addition, the relevant Borrower (or the Company, as guarantor, as applicable) shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, intangibles or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document that are imposed by a Governmental Authority in a jurisdiction in which the relevant Borrower or the Company is incorporated, organized, managed and controlled or considered to have its seat or otherwise has a connection (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder) (“Other Taxes”).
(c)The relevant Borrower (or the Company, as guarantor, as applicable) shall jointly and severally indemnify each Lender (or participant) and each Administrative Agent for the full amount of Non-Excluded Taxes and Other Taxes paid by such Lender (or participant) or such Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender, or an Administrative Agent on its behalf and setting forth in reasonable detail the manner in which such amount shall have been determined, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender or the Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 180 days of the date such Lender or Administrative Agent receives written demand for payment of such Taxes or Other Taxes from the relevant Governmental Authority.
(d)If a Lender (or participant) or an Administrative Agent receives a refund in respect of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the relevant Borrower or the Company, as guarantor, as applicable, or with respect to which the relevant Borrower or the Company, as guarantor, as applicable, has paid Additional Amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to the relevant Borrower or the Company, as guarantor, as applicable (but only to the extent of indemnity payments made, or Additional Amounts paid, by the relevant Borrower or the Company, as guarantor, as applicable under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or participant) or such Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the relevant Borrower or the Company, as guarantor, as applicable, upon the request of such Lender (or participant) or such Administrative Agent, agrees to repay the amount paid over to the relevant Borrower or the Company, as guarantor, as applicable (plus penalties, interest or other charges) to such Lender (or participant) or such Administrative Agent in the event such Lender (or participant) or such Administrative Agent is required to repay such refund to such Governmental Authority.
(e)As soon as practicable after the date of any payment of Non-Excluded Taxes or Other Taxes by the relevant Borrower or the Company, as guarantor, as applicable, to the relevant Governmental Authority, the relevant Borrower or the Company, as guarantor, as applicable, will deliver to CBNA, at its addresses referred to in Section 8.1, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

(f)Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder.
(g)(i) Each Lender (or participant) that is a United States person as defined in Section 7701(a)(30) of the Code shall deliver to the Company and CBNA two copies of ~~either~~ United States Internal Revenue Service (“IRS”) Form W-9 (or successor forms). Each Lender (or participant) that is not a United States person as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company and CBNA two copies of either IRS Form W-8BEN, W-8BEN-E or W-8ECI (or any successor forms), Form W-8IMY (or successor form) together with any applicable underlying IRS forms, or, in the case of a Non-U.S. Lender claiming exemption from U.S. ~~Federal~~federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, an IRS Form W-8BEN or W-8BEN-E, or any subsequent or substitute versions thereof or successors thereto (and a certificate substantially in the form of Exhibit F representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a 10 percent shareholder (within the meaning of Section 881(c)(3)(B) of the Code) of the Company, is not a controlled foreign corporation related to the Company (within the meaning of Section 881(c)(3)(C) of the Code) and is not conducting a trade or business in the United States with which the relevant interest payments are effectively connected), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. ~~Federal~~federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of a participant, on or before the date such participant becomes a participant hereunder) and on or before the date, if any, such Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Notwithstanding any other provision of this Section 2.16(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.16(g) that such Non-U.S. Lender is not legally able to deliver.
(ii) If a payment made to a Lender (or participant) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and CBNA, at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or CBNA, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or CBNA as may be necessary for such Borrower or CBNA to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(h)A Lender (or participant) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrowing Subsidiary is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowing Subsidiary (with a copy to CBNA), at the time or times prescribed by applicable law or reasonably requested by the Borrowing Subsidiary, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender (or participant) is legally entitled to complete, execute and deliver such documentation and in such ~~Lender’s~~Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender (or participant).
(i)The relevant Borrower shall not be required to indemnify any Lender, or to pay any Additional Amounts to any Lender, in respect of any withholding tax pursuant to paragraph (a) or (c) above to the extent that ~~(i)~~ such withholding tax is imposed by the United States and the obligation to withhold amounts with respect to such withholding tax was in effect and would apply to amounts payable to such Lender on the date such Lender became a party to this Agreement (or, in the case of a participant, on the date such participant became a participant hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan or, with respect to payments by a Borrower pursuant to a Competitive Loan, as of the date the Company accepts a Competitive Bid pursuant to Section 2.4(d); provided, however, that this clause (i) shall not apply to any Lender (or participant) if the assignment, participation, transfer or designation of a New Lending Office was made at the request of the relevant Borrower or was made pursuant to Section 2.18 or Section 2.19; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or Additional Amounts any Lender (or participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or Additional Amounts that the Lender (or participant) making the assignment, participation, transfer or designation of such New Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or designation~~, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Lender (or participant) to comply with the provisions of paragraph (g)(i) or (h)~~

~~above~~. Notwithstanding anything herein to the contrary, each Lender shall remain subject to the obligations under Section 2.18 or Section 2.19.
(j)~~Any Lender (or participant) claiming any indemnity payment or Additional Amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the relevant Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or Additional Amounts that may thereafter accrue and would not, in the sole determination of such Lender (or participant), be otherwise disadvantageous to such Lender (or participant).~~[Reserved]
(k)Each Lender shall severally indemnify the Administrative Agents for any Taxes (to the extent that the Company or any Borrowing Subsidiary has not already indemnified the Agents for such Taxes and without limiting the obligation of the Company and any Borrowing Subsidiary to do so) attributable to such Lender that are paid or payable by either Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(k) shall be paid within 10 days after an Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by such Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
(l)Nothing contained in this Section 2.16 shall require any Lender (or participant) or any Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).
SECTION 2.17.Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 3:00 p.m., local time at the place of payment, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of CBNA, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to CBNA at its offices at ~~399 Park Avenue~~388 Greenwich Street, New York, New York 10013, or such other location as CBNA shall designate from time to time, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 8.5 shall be made directly to the Persons entitled thereto. CBNA shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars or, in the case of principal of and interest on any Loan denominated in an Alternative Currency, the applicable Alternative Currency, as the case may be. Except as provided in clause (c) below, each payment or prepayment of principal or payment of interest in respect of a Borrowing of Revolving Loans shall be allocated ratably among the parties entitled thereto.
(b)If at any time insufficient funds are received by and available to CBNA to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(b)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(c)Unless CBNA shall have received notice from a Borrower prior to the date on which any payment is due to CBNA for the account of the Lenders hereunder that such Borrower will not make such payment, CBNA may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to CBNA forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to CBNA, at the NYFRB Rate in effect from time to time.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.6(b) or 2.17(d), then CBNA may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by CBNA for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18.Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to file any certificate or document reasonably requested by the Company (consistent with legal and regulatory restrictions), to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender.
(b)If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then such Borrower may, upon notice to such Lender and CBNA, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.4), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it and any and all rights and interests related thereto) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agents which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
SECTION 2.19.Borrowing Subsidiaries. The Company may designate any Wholly Owned Subsidiary of the Company as a Borrowing Subsidiary upon ten Business Days notice to CBNA on behalf of the Lenders (such notice to include the name, primary business address and tax identification number of such proposed Borrowing Subsidiary and any other information reasonably requested by the Administrative Agents pursuant to the Patriot Act or under the Beneficial Ownership Regulation). Upon proper notice and the receipt by CBNA of a Borrowing Subsidiary Agreement executed by such a Wholly Owned Subsidiary and the Company, such Wholly Owned Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. A Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans, fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to CBNA a Borrowing Subsidiary Termination; provided that, notwithstanding anything herein to the contrary, no Borrowing Subsidiary shall cease to be a Borrowing Subsidiary solely because it no longer is a Wholly Owned Subsidiary of the Company so long as such Borrowing Subsidiary and the Company shall not have executed and delivered to CBNA a Borrowing Subsidiary Termination and the Company’s guarantee of the Borrowing Subsidiary Obligations of such Borrowing Subsidiary pursuant to Section 8.16 has not been released. For the avoidance of doubt and notwithstanding the foregoing, the delivery of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary shall not terminate (i) any obligation of such Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Borrowing Subsidiary under SECTION 2.15 or 2.16) or (ii) the obligations of the Company under SECTION 8.16 with respect to any such unpaid obligations. Following the giving of any notice pursuant to this Section 2.19, if the designation of a Subsidiary as a Borrowing Subsidiary obligates the Administrative Agents or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of an Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by such Administrative Agent or such Lender in order for such Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations (including in the case of any Borrowing Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation the delivery of a Beneficial Ownership Certificate with respect to such Borrowing Subsidiary).
If the Company shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender unable to lend to such Borrowing Subsidiary due to applicable law ~~or~~, regulation or such Lender’s internal policies may, with prior written notice to the Administrative Agents and the Company, fulfill its Commitment by causing an Affiliate of such Lender organized in the same jurisdiction as such Subsidiary or another foreign jurisdiction agreed to by such Lender and the Company, to act as the Lender in respect of such Borrowing Subsidiary, and such Lender shall, to the extent of Loans made to such Borrowing Subsidiary, be deemed for all purposes hereof to have satisfied its Commitment hereunder in respect of such Borrowing Subsidiary.
As soon as practicable after receiving notice from the Company or the Administrative Agents of the Company’s intent to designate a Subsidiary as a Borrowing Subsidiary, and in any event no later than five Business Days after the delivery of such notice, for a Borrowing Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not ~~legally~~ lend to, establish credit for the account of and/or do any business whatsoever with such Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a “Protesting Lender”) shall so notify the Company and the Administrative Agents in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Borrowing Subsidiary shall have the right to borrow hereunder, either (A) notify the Administrative Agents and such Protesting Lender that the Commitment of such Protesting Lender shall be terminated and replaced with the Commitments of one or more other Lenders or assignees which agree to provide such replacement Commitments (in each case selected by the Company and approved by CBNA, such approval not to be unreasonably withheld); provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee(s) (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Borrowing Subsidiary (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a “Borrowing Subsidiary” hereunder.
SECTION 2.21.Prepayments Required Due to Currency Fluctuation.
(a)Not later than 1:00 P.M., New York City time, on the last Business Day of each fiscal quarter or at such other time as is reasonably determined by CBNA (the “Calculation Time”), CBNA shall determine the Dollar Equivalent of the aggregate Revolving Credit Exposures and the aggregate Competitive Loans as of such date.
(b)If at the Calculation Time, the Dollar Equivalent of the aggregate Revolving Credit Exposure and the aggregate Competitive Loans exceeds the Commitment by 5% or more, then within five Business Days after notice thereof to the Borrower from CBNA, the Borrower shall prepay Revolving Loans (or cause any Borrowing Subsidiary to make such prepayment) in an aggregate principal amount at least equal to the lesser of (i) such excess and (ii) the aggregate principal amount of Revolving Loans. Nothing set forth in this Section 2.20(b) shall be construed to require CBNA to calculate compliance under this Section 2.20(b) other than at the times set forth in Section 2.20(a).
SECTION 2.1.Defaulting Lenders
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a); and
(b)the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.7); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
No non-Defaulting Lender shall have any obligation to fund any portion of a Loan which a Defaulting Lender has failed to fund.

ARTICLE III
Representations and Warranties
The Company represents and warrants to each of the Lenders and each of the Administrative Agents that:
SECTION 3.1.Organization; Powers. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect. Each Borrower has the corporate power and authority to execute and deliver this Agreement (or, in the case of the Borrowing Subsidiaries, the Borrowing Subsidiary Agreements), to perform its obligations under this Agreement and to borrow hereunder.
SECTION 3.2.Authorization. The Transactions (a) are within each Borrower’s corporate powers and have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations), (B) any provision of the certificate of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (C) any order of any Governmental Authority or (D) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any property or assets of the Company or any Subsidiary other than, in the case of clauses (i)(A), (i)(C), (i)(D), (ii) and (iii), any such violations, conflicts, breaches, defaults or liens that, individually or in the aggregate, would not have a Material Adverse Effect.
SECTION 3.3.Enforceability. Each Loan Document constitutes or, when executed and delivered, will constitute a legal, valid and binding obligation of each Borrower party thereto, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity)).
SECTION 3.4.Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is required in connection with the Transactions.
SECTION 3.5.Financial Statements; No Material Adverse Effect. (a) The Company has heretofore furnished to the Administrative Agents and the Lenders copies of (i) its audited consolidated financial statements for the years ended December 31, 2010 and December 31, 2011, respectively, which were included in its annual report on Form 10-K as filed with the SEC under the Exchange Act on February 17, 2012 (the “10-K”) and (ii) its unaudited consolidated financial statements for the quarters ended March 31, 2012 and June 30, 2012 which were included in its Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act on April 26, 2012 and July 25, 2012, respectively (the “10-Qs”). Such financial statements present fairly, in all material respects, the financial condition and the results of operations of the Company and the Subsidiaries, taken as a whole, as of, and for accounting periods ending on, such dates in accordance with GAAP (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).
(b)Since December 31, 2011, there has been no material adverse effect on the business, results of operations, properties or financial condition of the Company and its consolidated Subsidiaries, taken as a whole; provided, that no representation or warranty is made with respect to matters disclosed in the most recent 10-K or in any 10-Q or current report on Form 8-K filed with the SEC under the Exchange Act subsequent to December 31, 2011.
SECTION 3.6.Litigation; Compliance with Laws. (a) Except as disclosed in either the most recent 10-K or the most recent 10-Q filed by the Company, as of the date hereof, there are no actions, proceedings or investigations filed or (to the knowledge of the Company) threatened against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining the Company from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of the Company) threatened against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which would be reasonably likely to result in a Material Adverse Effect.
(b)Neither the Company nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.
SECTION 3.7.Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.
SECTION 3.8.Use of Proceeds. All proceeds of the Loans shall be used for the purposes referred to in the recitals to this Agreement.
SECTION 3.9.Taxes. The Company and the Subsidiaries have filed or caused to be filed all ~~Federal~~federal and material state, local and foreign Tax returns which are required to be filed by them, and have paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any Taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have, to the extent required by GAAP, been set aside.
SECTION 3.10.Employee Benefit Plans. Except as would not have a Material Adverse Effect (a) the present aggregate value of accumulated benefit obligations of (i) all Plans and (ii) all foreign employee pension benefit plans maintained by the Company and its Subsidiaries based on those assumptions used for disclosure of such obligations in corporate financial statements in accordance with GAAP, did not, as of the most recent statements available, exceed the aggregate value of the assets for all such plans, (b) no ERISA Termination Event has occurred and (c) each Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations.
SECTION 3.11.Environmental and Safety Matters. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect: (i) the Company and the Subsidiaries comply and have complied with all applicable Environmental and Safety Laws; (ii) there are and have been no releases or threatened releases of Hazardous Substances at any property owned, leased or operated by the Company now or in the past, or at any other location, that could reasonably be expected to result in liability of the Company or any Subsidiary under any Environmental and Safety Law; (iii) to the knowledge of the Company and the Subsidiaries, there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent the Company or any of the Subsidiaries from, or increase the costs to the Company or any of the Subsidiaries of, complying with applicable Environmental and Safety Laws or obtaining or renewing all material permits, approvals, authorizations, licenses or permissions required of any of them pursuant to any such law; and (iv) neither the Company nor any of the Subsidiaries has retained or assumed by contract or operation of law, any liability, fixed or contingent, under any Environmental and Safety Law. This Section 3.11 sets forth the sole representations of the Company with respect to matters arising under Environmental and Safety Laws.
SECTION 3.12.Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property that are necessary to the operation of the business of the Company and its Subsidiaries taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or where failure to have such good title or valid leasehold interests would not reasonably be expected to have a Material Adverse Effect.
(b)Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property that are necessary to the operation of the business of the Company and its Subsidiaries taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.13.Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.14.Sanctions, Anti-Corruption, and Anti-Money Laundering Laws. None of the Company or any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its Subsidiaries is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, any European member state ~~or~~, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the target of Sanctions (currently, Crimea, Cuba, Iran, North Korea and Syria). Except as disclosed in the 10-K filed as of February 2, 2017 by the Company, the Company and its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Company, agents are in compliance in all material respects with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption laws (“Anti-Corruption Laws”). None of the Company or any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee or Affiliate of the Company or any of its Subsidiaries: (i) is in violation of any Anti-Money Laundering Laws, (ii) is under any investigation by any Governmental Authority with respect to any Anti-Money Laundering Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iv) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws, in each case, that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable Sanctions and Anti-Money Laundering Laws.
ARTICLE IV
Conditions
SECTION 4.1.Effective Date
. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.7):
(a)CBNA (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to CBNA (which may include email or telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)  CBNA shall have received a favorable written opinion (addressed to the Administrative Agents and the Lenders and dated the Effective Date) of Katherine R. Kelly, Esq., Vice President, Assistant General Counsel and Assistant Corporate Secretary of the Company, to the effect set forth in Exhibit C. The Company hereby requests such counsel to deliver such opinion.
(c)  CBNA shall have received such customary documents and certificates as CBNA or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agents and their counsel.
(d)  CBNA shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.2.
(e)  The Administrative Agents shall have received all fees and other amounts earned, due and payable on or prior to the Effective Date, including, to the extent invoiced not less than two Business Days before the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.
CBNA shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.2.Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing made solely to refinance outstanding Borrowings that does not increase the aggregate principal amount of the Loans of any Lender outstanding) is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Company set forth in this Agreement (other than those set forth in Sections 3.5(b), 3.6(a), 3.10 and 3.11 on any date other than the Effective Date) shall be true and correct in all material respects (provided that such representations and warranties qualified as to materiality shall be true and correct) on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case those representations and warranties will be true and correct as of such earlier date.
(b)  At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
(c)The Administrative Agents shall have received a Borrowing Request in accordance with Section 2.3.
Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.1.Initial Borrowing by Each Borrowing Subsidiary. (a) The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Borrowing Subsidiary is subject to the satisfaction of the condition that CBNA (or its counsel) shall have received (i) a Borrowing Subsidiary Agreement properly executed by such Borrowing Subsidiary and the Company~~.~~, (ii) a favorable written opinion (addressed to the Administrative Agents and the Lenders) of counsel to such Borrowing Subsidiary in form and substance reasonably acceptable to the Administrative Agents and (iii) to the extent such Borrowing Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrowing Subsidiary shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrowing Subsidiary.
ARTICLE V
Covenants
Affirmative Covenants. The Company covenants and agrees with each Lender and each Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:
SECTION 5.1.Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises that are material to the business of the Company and its Subsidiaries as a whole, except as expressly permitted under Section 5.10 and except, in the case of any Subsidiary, where the failure to do so would not result in a Material Adverse Effect.
SECTION 5.2.Business and Properties. Comply in all respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including Environmental and Safety Laws and ERISA), whether now in effect or hereafter enacted except instances that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of the business of the Company and its Subsidiaries as a whole and keep such property in good repair, working order and condition (ordinary wear and tear and damage by casualty or condemnation excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not result in a Material Adverse Effect.
SECTION 5.3.Financial Statements, Reports, Etc. Furnish to the Administrative Agents and each Lender:
(a)  within 95 days after the end of each fiscal year, its annual report on Form 10-K as filed with the SEC, including its consolidated balance sheet and the related consolidated earnings statement showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Company;
(b)  within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its quarterly report on Form 10-Q as filed with the SEC, including its unaudited consolidated balance sheet and related consolidated earnings statement, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year (and each delivery of such statements shall be deemed a representation that such statements fairly present the Company’s financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes); and
(c)  promptly, from time to time, such other information as any Lender shall reasonably request through CBNA.
Information required to be delivered pursuant to clauses (a) – (b) of this Section 5.3 shall be deemed to have been effectively delivered (including for purposes of Section 8.1(b)) on the date on which such information has been posted on the SEC website on the Internet at www.sec.gov~~/edaux/searches.htm~~ (or any successor website), on the Company’s ~~IntraLinks site at intralinks.com~~website or at another relevant website accessible by the Lenders without charge. Information required to be delivered pursuant to clause (c) of this Section 5.3 shall be deemed to have been effectively delivered (including for the purposes of Section 8.1(b)) on the date on which the Company provides notice to CBNA (which notice CBNA shall promptly provide to the requesting Lenders) that such information has been provided in accordance with the preceding sentence or on the date on which the Company actually delivers such information to CBNA (and CBNA will promptly deliver such information to the requesting Lenders).
SECTION 5.4.Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers (which may include captive insurers), and maintain such other insurance or self insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses.
SECTION 5.5.Obligations and Taxes
. Pay and discharge promptly when due all material taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, or the failure to so pay and discharge would not be reasonably likely to result in a Material Adverse Effect.

SECTION 5.6.Litigation and Other Notices. Give CBNA written notice of the following within five Business Days after any executive officer of the Company obtains knowledge thereof:
(a)  the filing or commencement of any action, suit or proceeding which the Company reasonably expects to result in a Material Adverse Effect; and
(b)  any Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.
SECTION 5.7.Books and Records. Keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities.
SECTION 5.8.Ratings. Maintain at all times a senior unsecured non-credit-enhanced long term debt rating from either S&P or Moody’s.
SECTION 5.9.Compliance with Laws~~.~~ Maintain in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws ~~and~~, applicable Sanctions and Anti-Money Laundering Laws.
Negative Covenants. The Company covenants and agrees with each Lender and each Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, and will not permit any of the Subsidiaries to:

SECTION 5.10.Consolidations, Mergers, and Sales of Assets. In the case of the Company (a) consolidate or merge with or into any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or (b) sell, or otherwise transfer (in one transaction or a series of transactions), or permit any Subsidiary to sell, or otherwise transfer (in one transaction or a series of transactions), all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any other Person; provided that the Company may merge or consolidate with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.
SECTION 5.11.Liens. Create, assume or suffer to exist any Lien upon any Restricted Property to secure any Debt of the Company, any Subsidiary or any other Person, without making effective provision whereby the Loans that may then or thereafter be outstanding shall be secured by such Lien equally and ratably with (or prior to) such Debt for so long as such Debt shall be so secured, except that the foregoing shall not prevent the Company or any Subsidiary from creating, assuming or suffering to exist any of the following Liens:
(a) Liens existing on the date hereof;
(b)  any Lien existing on property owned or leased by any Person at the time it becomes a Subsidiary or is merged into the Company;

(c)  any Lien existing on property at the time of the acquisition thereof by the Company or any Subsidiary;
(d)  any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the acquisition of any Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures Debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property or the proceeds thereof;
(e)  any Lien to secure any Debt incurred prior to, at the time of, or within 12 months after the completion of the construction, alteration, repair or improvement of any Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures Debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property or the proceeds thereof;
(f)  any Liens securing Debt of a Subsidiary owing to the Company or to another Subsidiary;
(g)any Liens securing industrial development, pollution control or similar revenue bonds;
(h)any Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts, statutory obligations or similar obligations;
(i)any Liens arising from licenses, sublicenses, leases and subleases granted to others by the Company or any Subsidiary;
(j)any Liens arising by operation of law in connection with judgments, attachments or awards which are not an Event of Default under Article VI;
(k)any Liens imposed by law for taxes, assessments, levies or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(l)any Liens of landlords, carriers, warehousemen, consignors, mechanics, materialmen and other Liens imposed by law or that arise from operation of law and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(m)easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, reservations, encroachments, land use restrictions or encumbrances, which do not interfere materially with the ordinary conduct of the business of the Company or any Subsidiary, as the case may be, or their ordinary utilization of the Restricted Property;

(n)zoning, building codes and other land use law or regulations regulating the use or occupancy of the Company’s or any Subsidiary’s property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such property which are not violated by the current use or occupancy of such property in the operation of the business conducted thereon;

(o)security provided to secure liabilities to insurance carriers or self insurance arrangements in the ordinary course of business;
(p)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (o) above, so long as the principal amount of the Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and such Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on such property); and
(q)any Lien not permitted by clauses (a) through (p) above securing Debt which, together with the aggregate outstanding principal amount of all other Debt of the Company and its Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 5.12 but for this clause (q), does not at any time exceed 15% of Consolidated Net Tangible Assets.
SECTION 5.12.Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction, or permit any Subsidiary owning Restricted Property to do so, unless either:
(1)  the Company or such Subsidiary would be entitled to incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Loans) without violating Section 5.11, or
(2)   the Company, during the six months immediately following the effective date of such Sale and Leaseback Transaction, causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction.
SECTION 5.13.Sanctions
. Directly or, to the Company’s knowledge, indirectly, use the proceeds of the Loans, and shall procure that none of it or their directors, officers, employees or agents directly or, to the Company’s knowledge, indirectly, use the proceeds of the Loans (i) to fund, finance or facilitate any activities or business of or with any Person that is, or is owned or controlled by Persons that are, or in any country, region or territory, that, at the time of such funding, financing or facilitating is, or whose government is, the target of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor, or otherwise).
SECTION 5.14 Anti-Corruption Laws

. Use any part of the proceeds of the Loans, directly or indirectly, and shall procure that none of it or their directors, officers, employees or agents directly or, to the Company’s knowledge, indirectly, use the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

SECTION 5.15.Guaranties.
(a)The payment and performance of the Obligations of the Company shall at all times be guaranteed by each direct and indirect existing or future Domestic Subsidiary that guarantees the Company’s obligations under the Term Loan Credit Agreement, ~~the Company’s obligations under the~~2020 Term Loan Credit Agreement or the Specified Revolving Credit Agreements or the Company’s obligations under any other Material Debt (excluding any such guarantee existing prior to January 2, 2019) pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent and which shall be substantially consistent with the guaranty set forth in Section 8.16., as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and each such Subsidiary executing and delivering a Guaranty, a “Guarantor” and collectively the “Guarantors”).
(b)In the event any Domestic Subsidiary is required pursuant to the terms of Section 5.15. (a) above to become a Guarantor hereunder, the Company shall cause such Domestic Subsidiary to execute and deliver to the Administrative ~~Agent~~Agents a Guaranty and the Company shall also deliver to the Administrative ~~Agent~~Agents, or cause such Domestic Subsidiary to deliver to the Administrative ~~Agent~~Agents, at the Company’s cost and expense, such other documents, certificates and opinions of the type delivered on the Effective Date pursuant to Sections 4.1. (b) and (c) to the extent reasonably required by the Administrative ~~Agent~~Agents in connection therewith.
(c)A Guarantor, upon delivery of written notice to the Administrative ~~Agent~~Agents by a Financial Officer or other authorized officer of the Company certifying that, after giving effect to any substantially concurrent transactions, including any repayment of Debt, release of a guaranty or any sale or other disposition, either: (i) such Guarantor does not guarantee the obligations of the Company (1) under the Specified Revolving Credit Agreements, (2) under the Term Loan Credit Agreement ~~or~~, (3) under the 2020 Term Loan Credit Agreement or (4) under any other Material Debt of the Company or (ii) such Guarantor is no longer a Domestic Subsidiary of the Company as a result of a transaction not prohibited hereunder, shall be automatically released from its obligations (including its Guaranty) hereunder without further required action by any Person. The Administrative ~~Agent~~Agents, at the Company’s expense, shall execute and deliver to the Company or the applicable Guarantor any documents or instruments as the Company or such Guarantor may reasonably request to evidence the release of such Guaranty.
ARTICLE VI
Events of Default
In case of the happening of any of the following events (each an “Event of Default”):
(a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder or under any Borrowing Subsidiary Agreement shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
(d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in (i) Section 5.1 (solely with respect to the corporate existence of the ~~Borrower~~Company (which shall, for the avoidance of doubt, not include the failure to remain in good standing under the laws of the jurisdiction of its organization)), (ii) Section 5.6 and such default shall continue unremedied for a period of five Business Days ~~after actual knowledge thereof by a Financial Officer~~, or (iii) Section 5.10, 5.11, 5.12, 5.13 ~~or~~, 5.14 or 5.15;
(e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from any Administrative Agent or any Lender to the Company;
(f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of one or more items of Debt in an aggregate principal amount greater than or equal to $200,000,000, when and as the same shall become due and payable (giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt if the effect of any failure referred to in this clause (ii) is to cause such Debt to become due prior to its stated maturity;
(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Borrowing Subsidiary, or of a substantial part of the property or assets of the Company or any Borrowing Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other ~~Federal~~federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Borrowing Subsidiary or for a substantial part of the property or assets of the Company or any Borrowing Subsidiary or (iii) the winding up or liquidation of the Company or any Borrowing Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h) the Company or any Borrowing Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other ~~Federal~~federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Borrowing Subsidiary or for a substantial part of the property or assets of the Company or any Borrowing Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or
(i) one or more judgments for the payment of money in an aggregate amount equal to or greater than $200,000,000 (exclusive of any amount thereof covered by insurance) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed (for this purpose, a judgment shall be effectively stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

(j) (i) a Plan of the Company or any Borrowing Subsidiary shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(c) of the Code, or (ii) an ERISA Termination Event shall have occurred or (iii) the Company or any Borrowing Subsidiary or an ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iv) the Company or any Borrowing Subsidiary or any ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor, or (v) the Company or any Borrowing Subsidiary or any ERISA Affiliate shall fail to pay any required installment or any other payment required to be paid by such entity under Section 412 or 430 of the Code on or before the due date for such installment or other payment, or (vi) the Company or any Borrowing Subsidiary or any ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan which the Company or any Borrowing Subsidiary or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, and there shall result from any such event or events set forth in clauses (i) through (vi) of this paragraph either a liability or a material risk of incurring a liability to the PBGC, a Plan or a Multiemployer Plan which liability or risk will have a Material Adverse Effect;
(k) a Change in Control shall occur; ~~or~~
(l)at any time while a Borrowing Subsidiary Agreement is in effect, the guarantee in Section 8.16 shall cease to be, or shall be asserted by the Company not to be, a valid and binding obligation on the part of the Company; or
(m)~~(l)~~  any Guaranty, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent obligations that survive the termination of this Agreement), ceases to be in full force and effect; or the Company or any Guarantor contests in writing the validity or enforceability of any Guaranty;
then, and in every such event (other than an event with respect to the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, CBNA, at the request of the Required Lenders, shall, by notice to the Company or any Borrowing Subsidiary (which notice to a Borrowing Subsidiary may be given to the Company), take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company or any Borrowing Subsidiary accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding; and, in any event with respect to the Company described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Company and the Borrowing Subsidiaries accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding.

ARTICLE VII
The Administrative Agents
In order to expedite the transactions contemplated by this Agreement, each of Citibank, N.A. and JPMorgan Chase Bank, N.A. is hereby appointed to act as an Administrative Agent on behalf of the Lenders and CBNA is hereby appointed to act as Advance Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes each Administrative Agent (which term, for purposes of this Article VII, shall be deemed to include the Advance Agent) to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agents or an Administrative Agent individually, as the case may be, by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. CBNA is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company or any Borrowing Subsidiary of any Event of Default of which CBNA has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any Borrowing Subsidiary pursuant to this Agreement as received by CBNA. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Administrative Agent.
Notwithstanding the foregoing, JPMCB shall have no duties under the Loan Documents in its capacity as Administrative Agent and none of the Documentation Agents, Joint Lead Arrangers or Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as an agent or a Lender.
Neither Administrative Agent nor any of their respective affiliates nor any of their or their respective affiliates’ directors, officers, employees, agents, advisors or attorneys-in-fact shall be liable for any action taken or omitted to be taken by any of them except for its or his or her own gross negligence or willful misconduct (as determined by a final and nonappealable decision of a court of competent jurisdiction), or be responsible for any statement, warranty or representation herein or in any document delivered in connection herewith or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Company or any Borrowing Subsidiary of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements or for the failure of the Company or any Borrowing Subsidiary to perform its obligations under this Agreement. The Administrative Agents may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense that may be incurred by them by reason of taking or continuing to take any such action. The Administrative Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither Administrative Agent nor any of their respective directors, officers, employees or agents shall have any responsibility to the Company or any Borrowing Subsidiary on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Company of any of their respective obligations hereunder or in connection herewith. The Administrative Agents may execute any and all duties hereunder by or through their Affiliates, agents, attorneys-in-fact or employees and shall be entitled to rely upon the advice of legal counsel selected by them (including counsel to the Company), independent accountants and other experts selected by them with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.
The Lenders hereby acknowledge that the Administrative Agents shall be under no duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement unless they shall be requested in writing to do so by the Required Lenders.
The Administrative Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agents have received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agents receive such a notice, the Administrative Agents shall give notice thereof to the Lenders. The Administrative Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Subject, in the case of a resignation of both Administrative Agents, to the appointment and acceptance of a successor Administrative Agent as provided below, either Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation of both Administrative Agents, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agents give notice of their resignation (or such earlier day as shall be agreed by the Required Lenders and the Company (the “Resignation Effective Date”)), then the retiring Administrative Agents may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agents and the retiring Administrative Agents shall be discharged from their duties and obligations hereunder. If only one of the Administrative Agents shall resign, the other Administrative Agent shall become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. After any Administrative Agent’s resignation hereunder, the provisions of this Article and Section 8.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

With respect to the Loans made by them hereunder, each Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Administrative Agent, and such Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent.
Each Lender agrees (i) to reimburse the Administrative Agents, on demand, in the amount of its Applicable Percentage of any expenses incurred for the benefit of the Lenders by the Administrative Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless the Administrative Agents and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against either of them in its capacity as an Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by either of them under this Agreement to the extent the same shall not have been reimbursed by the Company; provided that no Lender shall be liable to any Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Administrative Agent or any of its directors, officers, employees or agents as determined by a final and nonappealable decision of a court of competent jurisdiction.
Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender or any of their respective affiliates or their or their respective affiliates’ directors, officers, employees, advisors or attorneys-in-fact and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender or any of their respective affiliates or their or their respective affiliates’ directors, officers, employees, advisors or attorneys-in-fact and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, the Administrative Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any Borrowing Subsidiary or any affiliate of the Company or any Borrowing Subsidiary that may come into the possession of the Administrative Agents or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agents and their Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:
(a)such Lender is not using “plan assets” (within the meaning of ~~the Plan Asset Regulations~~Section 3(42) of ERISA or otherwise) of one or more Benefit Plans ~~in connection with~~with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans ~~or~~, the Commitments or this Agreement;

(b)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable ~~and the conditions are satisfied~~ with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(c)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(d)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agents, in their sole discretion, and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or ~~such~~(2) a Lender has ~~not~~ provided another representation, warranty and covenant ~~as provided in~~in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agents under this Agreement, any Loan Document or any documents related ~~to~~ hereto or thereto).
The Administrative Agents hereby inform the Lenders that such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

The Lenders irrevocably authorize and direct the release of any Guarantor from its obligations under its Guaranty automatically as set forth in Section 5.15. (c) and authorize and direct the Administrative Agents to, at the Company’s expense, execute and deliver to the applicable Guarantor such documents or instruments as the Company or such Guarantor may reasonably request to evidence the release of such Guaranty.
ARTICLE VIII
Miscellaneous
SECTION 8.1.Notices.
(a)Subject to the last paragraph of Section 5.3, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or electronic transmission, as applicable, as follows:
(i)if to the Company, to Bristol-Myers Squibb Company,  ~~Route 206 & Province Line Road, Princeton, New Jersey 08543~~430 e. 29th Street, 14th Floor, New York, New York 10016, Attention of the Treasurer (email: ~~jeffrey.galik@bms.com or any successor email address) and Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, Attention of the General Counsel (email: sandra.leung~~mg-capitalmarkets@bms.com or any successor email address);
(ii) ~~if to CBNA,~~ (1) for notices concerning ~~operational~~operation matters, to Citibank, N.A., c/o ~~Citibank Delaware, 1615 Brett Road~~Agency Operations, One Penns Way, OPS ~~3~~2/2, New Castle, DE 19720~~, Attention of Chris Delduca~~ (Telecopy No. (~~212~~646) ~~994~~274-~~0961~~5080; email: ~~Christopher.delduca~~glagentofficeops@citi.com ~~or any successor email address~~) or (2) for notices concerning credit matters, to Citibank, N.A., 388 Greenwich Street , New York, New York 10013, Attention of ~~Pamela Kowalski~~Pranjal Gambhir (Telecopy No. (646) 291-~~1803~~1089; email: ~~pamela.kowalski~~pranjal.gambhir@citi.com or any successor email address);
(iii) if to a Lender, to it at its address (or telecopy number or electronic mail address) set forth in Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto; and
(iv) if to any Borrowing Subsidiary, to it at the addresses (or email addresses) set forth above for the Company. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for the purpose of giving on its behalf any notice and taking any other action provided for in this Agreement and hereby agrees that it shall be bound by any such notice or action given or taken by the Company hereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein shall have theretofore been terminated.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic transmission, as applicable, to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

(b)So long as CBNA~~, JPMCB~~ or any of ~~their respective~~its Affiliates is an Administrative Agent, materials required to be delivered pursuant to Section 5.3 may be delivered to CBNA in an electronic medium in a format reasonably acceptable to the Administrative Agents by e-mail at oploanswebadmin@~~citigroup~~citi.com; provided, however, that if the ~~Borrower~~Company also delivers such materials in paper format to the Administrative ~~Agent~~Agents, such paper materials shall be deemed the materials delivered pursuant to Section 5.3 for all purposes. The Company agrees that, except as directed otherwise by the Company, the Administrative Agents may make such materials (collectively, the “Communications”) available to the Lenders by posting such notices on ~~Intralinks~~DebtDomain or a substantially similar electronic system (the “Platform”), subject to the implementation of confidentiality agreements and procedures reasonably acceptable to the Company. The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agents nor any of their Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Company, either Administrative Agent or any of their Affiliates in connection with the Platform. Nothing in this Section 8.1(b) shall limit the obligations of the Administrative Agents and the Lenders under Section 8.18.
(c)Each Lender agrees that once any Communications or any other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement or any of the transactions contemplated hereby (collectively, with Communications, the “Materials”) have been posted to the Platform such posting shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify CBNA in writing of such Lender's e-mail address to which the Materials may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that CBNA has on record an effective e-mail address for such Lender), (ii) that any Materials may be sent to such e-mail address and (iii) the Company shall be responsible only for the Communications and shall not have any liability (unless otherwise agreed in writing by the Company) for any other Materials made available to the Lenders and shall not have any liability for any errors or omissions in the Communications other than errors or omissions in the materials delivered to the Administrative Agents by the Company.
SECTION 8.2.Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.
SECTION 8.3.Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agents and when the Administrative Agents shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor any Borrowing Subsidiary shall have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 8.4.Successors and Assigns. (a) Whenever in this Agreement any of the parties is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.
(b)  Each Lender may assign to one or more assignees (other than a natural person or a Defaulting Lender) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that, except in the case of an assignment to another Lender or an Affiliate of a Lender, (i) each of the Company (so long as no Event of Default shall have occurred and be continuing with respect to the Company under clause (g) or (h) of Article VI of this Agreement) and CBNA must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided, further that the Company shall be deemed to have consented to any assignment unless it has objected thereto by delivering written notice to CBNA within 15 Business Days of receipt of a request for consent thereto and (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to CBNA) shall not be less than $10,000,000 unless (x) it shall be the entire amount of such Lender’s Commitment or Loans or (y) the ~~Borrower~~Company and CBNA shall otherwise agree. The parties to each assignment shall execute and deliver to CBNA an Assignment and Assumption, and a processing and recordation fee of $3,500. Upon assumption and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days (or such shorter period agreed by the ~~Borrower~~Company and CBNA) after the execution thereof, (X) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (Y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 8.5, as well as to any interest or fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing (i) any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement and (ii) no assignments or participations shall be made to any Borrower or any of such Borrower’s Affiliates or Subsidiaries.
(c)  By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any lien, encumbrance or other adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Company or the performance or observance by the Company of any obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that (1) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under this Agreement, (2) it satisfies the requirements, if any, specified in this Agreement that are required to be satisfied by it in order to acquire the assigned interest and become a Lender, (3) from and after the effective date of such Assignment and Assumption, it shall be bound by the provisions of this Agreement as a Lender hereunder and, to the extent of the assigned interest, shall have the obligations of a Lender hereunder, (4) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.3, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption and to purchase the assigned interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents or any other Lender and (5) ~~if it is a Non-U.S. Lender,~~ attached to such Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of this Agreement, duly completed and executed by the assignee; (iv) such assignee agrees that (1) it will, independently and without reliance on the Agents, the assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (v) such assignee appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agents by the terms hereof, together with such powers as are reasonably incidental thereto.
(d)  CBNA shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time and any promissory notes evidencing such Loans (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the other Borrowers, the Administrative Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. No assignment or transfer of any Loan (or portion thereof) or any ~~Note~~promissory note evidencing such Loan shall be effected unless and until it has been recorded in the Register as provided in this subsection 8.4(d). Notwithstanding any other provision of this Agreement, any assignment or transfer of all or part of a promissory note shall be registered on the Register only upon surrender for registration of assignment or transfer of the promissory note (and each promissory note shall expressly so provide), accompanied by a duly executed Assignment and Assumption, and thereupon one or more new promissory notes in the same aggregate principal amount shall be issued to the designated ~~Assignee~~assignee and the old promissory notes shall be returned by CBNA to the applicable Borrower marked “cancelled”. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.
(e)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company to such assignment, CBNA shall (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register.

(f)  Each Lender may sell participations at any time, without the consent of the Company or the Administrative Agents, to one or more banks or other entities (other than a natural person or a Defaulting Lender) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto or thereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.15 and 2.16 to the same extent as if it was the selling Lender ~~(~~and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity, it being further agreed that the selling Lender will not be permitted to make claims against the Company under Section 2.14(b) for costs or reductions resulting from the sale of a participation), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Company, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any commitment fees payable hereunder or thereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending the final scheduled maturity of the Loans or any date scheduled for the payment of interest on the Loans, or increasing the Commitments, to the extent such Lender’s consent would be required with respect thereto under Section 8.7(b)). Each Lender that sells a participation shall, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any ~~Participant~~participant or any information relating to a participant's interest in any Commitments, Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)  Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant (and any agent or professional advisor of any of the foregoing) any information relating to the Company furnished to such Lender; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant (or agent or professional advisor, if applicable) shall be subject to confidentiality provisions substantially the same as the confidentiality ~~agreement as are the Lenders~~provisions of this Agreement.
(h)  The Company and any Borrowing Subsidiary shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders.
(i)  Any Lender may at any time pledge or otherwise assign all or any portion of its rights under this Agreement to a Federal Reserve Bank or other central banking authority; provided that no such pledge shall release any Lender from its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank or other central banking authority, the Company shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made by the assigning Lender hereunder.
SECTION 8.5.Expenses; Indemnity
. (a) The Company agrees to pay promptly following written demand (including documentation reasonably supporting such request) all reasonable and invoiced out-of-pocket expenses incurred by each Agent (and its Affiliates acting as lead arranger and bookrunner in respect of this Agreement) in connection with entering into this Agreement, the syndication of the Commitments and the preparation, execution, delivery and administration of the Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof ~~(~~including the reasonable fees, disbursements and other charges of a single counsel for such Persons as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction (and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction)), or incurred by the Administrative Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement or in connection with the Loans made hereunder or thereunder, including the reasonable fees and disbursements of counsel for the Administrative Agents and, in the case of enforcement, each Lender.
(b)The Company agrees to indemnify each ~~Administrative Agent, each Documentation~~ Agent and each Lender, each of their Affiliates and the directors, officers, employees, advisors and agents of the foregoing, in each case, involved with or having responsibility for this Agreement (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including reasonable counsel fees and expenses of one counsel to such Indemnitees taken as a whole~~, and in the case of a conflict of interest, one additional counsel to each group of affected Indemnitees taken as a whole (to the extent necessary with respect to such groups) (and, if~~ and, if reasonably necessary, one local counsel in any relevant jurisdiction (and, solely in the case of an actual or potential conflict of interest, of one additional counsel (and, if reasonably necessary, one additional local counsel in any relevant jurisdiction)), incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether brought by a third party or by any Borrower or any of the Company’s Affiliates; provided that (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee~~,~~ as determined by a final and non-appealable judgment of a court of competent jurisdiction, (B) such indemnity shall not apply to losses, claims, damages, liabilities or related expenses that result from disputes solely between Indemnitees (other than disputes involving claims against any Person in its capacity as, or fulfilling its role as, an arranger or Agent or agent or similar role in respect of this Agreement) or (C) resulting from material breaches of the Loan Documents by the applicable Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Company shall not be liable for any settlement of any actions or proceedings in respect of this Agreement effected without the Company’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Company’s written consent or if there is a final judgment in any such action or proceeding or if the Company was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense, the Company agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement in accordance with this paragraph. Any Borrower shall not, without the prior written consent of the applicable Indemnitees (which shall not be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, litigation, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnitee is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such claim, litigation, investigation or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of such Indemnitee.
(c)Neither an Indemnitee nor the Company shall be liable to the Company or any Indemnitee in connection with its activities related to the Loan Documents or in connection with any suit, action or proceeding (x) for any damages arising from the use by unauthorized Persons of information or materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons (except to the extent arising from the bad faith, willful misconduct or gross negligence of such Indemnitee or the Company, as applicable) or (y) for any special, indirect, consequential or punitive damages; provided this clause (y) shall not affect or limit the Company’s indemnity obligations set forth in paragraph (b) above. In the case of any claim, litigation, investigation or proceeding to which the indemnity in this Section 8.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company or its equity holders or creditors or any Indemnitee, subject to the limitations and exclusions set forth in this paragraph and paragraph (b) above.
(d)The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.
SECTION 8.6.Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.7.Waivers; Amendment. (a) No failure or delay of any Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b) ~~Neither~~Subject to Section 1.6, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date ~~or~~, the date for the payment of any interest on any Loan~~,~~ or the date for the payment of any fee payable hereunder, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan (other than as a result of a waiver of default interest imposed pursuant to Section 2.12(d)), or amend or modify Section 8.16, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase the Commitment, or decrease the commitment fees of any Lender without the prior written consent of such Lender ~~or~~, (iii) amend or modify the provisions of Section 8.4(h) or this Section or the definition of the “Required Lenders”, without the prior written consent of each Lender;

provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent hereunder without the prior written consent of such Administrative Agent, (iv) change Section 2.17(a), Section 2.17(b) or Section 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly or adversely affected thereby or (v) to the extent any Guaranty is then in effect, release any material Guarantor (except as such release is otherwise provided for in this Agreement or in the other Loan Documents) without the written consent of each Lender. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder. Further, notwithstanding anything to the contrary contained herein, if the Administrative Agents and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agents and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
SECTION 8.8.Entire Agreement. This Agreement constitutes the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.
SECTION 8.9.Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.10.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.3.
SECTION 8.11.Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 8.12.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender, or any Affiliate thereof, to or for the credit or obligations of the Company and the applicable Borrowing Subsidiary now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.
SECTION 8.13.Jurisdiction; Consent to Service of Process. Each of the Company, each Borrowing Subsidiary and each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or ~~Federal~~federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents, or for recognition or enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding ~~may~~shall be heard and determined in such New York State or, to the extent permitted by law, in such ~~Federal~~federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)  Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents in any New York State or ~~Federal~~federal court referred to in Section 8.13(a) and agrees that any such suit, action or proceeding ~~may~~shall be brought in such court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1(a). Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 8.14.Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any other Loan Document. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certification in this Section.
SECTION 8.15.Conversion of Currencies.  (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 8.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 8.16.Guaranty.  In order to induce the Lenders to make Loans to the applicable Borrowing Subsidiaries, the Company hereby irrevocably and unconditionally guarantees the

Borrowing Subsidiary Obligations of all the Borrowing Subsidiaries. The Company further agrees that the Borrowing Subsidiary Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Borrowing Subsidiary Obligation.
The Company waives promptness, diligence, presentment to, demand of payment from and protest to the Borrowing Subsidiaries of any Borrowing Subsidiary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall be absolute and unconditional and not be affected by (a) the failure of any Lender or the Administrative Agents to assert any claim or demand or to enforce any right or remedy against the Borrowing Subsidiaries under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Documents or any other agreement; (c) the failure of any Lender to exercise any right or remedy against any Borrowing Subsidiaries; (d) the invalidity or unenforceability of any Loan Document; (e) any change in the corporate existence or structure of any Borrowing Subsidiary; (f) any claims or rights of set off that may be claimed by the Company; (g) any law, regulation, decree or order of any jurisdiction or any event affecting any term of any Borrowing Subsidiary Obligation; or (h) any other circumstance which might otherwise constitute a defense available to or discharge of the ~~Borrower~~Company or a guarantor (other than payment).
The Company further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrowing Subsidiary or any other Person.
The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Borrowing Subsidiary Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agents or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Borrowing Subsidiary Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity.
The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Borrowing Subsidiary Obligation is rescinded or must otherwise be restored by the Administrative Agents or any Lender upon the bankruptcy or reorganization of any of the Borrowing Subsidiaries or otherwise.
In furtherance of the foregoing and not in limitation of any other right which the Administrative Agents or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Borrowing Subsidiary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by CBNA, forthwith pay, or cause to be paid, in cash the amount of such unpaid Borrowing Subsidiary Obligation. In the event that, by reason of the bankruptcy of any Borrowing Subsidiary, (i) acceleration of Loans made to such Borrowing Subsidiary is prevented and (ii) the Company shall not have prepaid the outstanding Loans and other amounts due hereunder owed by such Borrowing Subsidiary, the Company will forthwith purchase such Loans at a price equal to the principal amount thereof plus accrued interest thereon and any other amounts due hereunder with respect thereto. The Company further agrees that if payment in respect of any Borrowing Subsidiary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Borrowing Subsidiary Obligation in such currency or such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Borrowing Subsidiary Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Company of any Borrowing Subsidiary Obligations, each Lender shall, in a reasonable manner, assign the amount of the Borrowing Subsidiary Obligations owed to it and paid by the Company pursuant to this guarantee to the Company, such assignment to be pro tanto to the extent to which the Borrowing Subsidiary Obligations in question were discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender except with respect to the amount of the Borrowing Subsidiary Obligations so assigned).
Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Borrowing Subsidiary Obligations to the Lenders.
SECTION 8.17.European Monetary Union. If, as a result of any nation’s becoming a member of the European monetary union, (a) any currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, then any amount payable hereunder by any party hereto in such currency shall instead be payable in Euros and the amount so payable shall be determined by translating the amount payable in such currency to Euros at the exchange rate recognized by the European Central Bank for the purpose of such nation’s becoming a member of the European monetary union, or (b) any currency and the Euro are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation, then (i) any Loan made at such time shall be made in Euros and (ii) any other amount payable by any party hereto in such currency shall be payable in such currency or in Euros (in an amount determined as set forth in clause (a)), at the election of the obligor. Prior to the occurrence of the event or events described in clause (a) or (b) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency.
SECTION 8.18.Confidentiality. Each of the Agents and the Lenders expressly agree, for the benefit of the Company and the Subsidiaries, to keep confidential, and not to publish, disclose or otherwise divulge, information, including material nonpublic information within the meaning of Regulation FD promulgated by the SEC (“Regulation FD”), regarding the Company or the Subsidiaries or their respective businesses received from the Company or its Subsidiaries or from another Person on their behalf except that the Agents and Lenders shall be permitted to disclose such confidential information (a) to their respective Affiliates and their respective Affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with the Agreement on a ~~need-to-know~~need- to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) ~~to the extent~~as requested by any ~~regulatory or self-regulatory~~

~~authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,~~state, federal or foreign authority or examiner regulating banks or banking, (c) as may be compelled in judicial or administrative proceeding or as otherwise required by law or requested by a governmental authority, (d) to any rating agency on a confidential basis, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, the enforcement of rights hereunder or the administration of the Loans, (f) subject to an ~~express agreement for the benefit of the Company and the Subsidiaries and reasonably acceptable to the Company and the Subsidiaries containing provisions substantially the same as those of this Section~~acknowledgement and acceptance by any applicable Person that such information is being disseminated on a confidential basis (which may be acknowledged and accepted in accordance with the standard syndication process of the lead arrangers or customary market standards for dissemination of such types of information), (i) to any assignee of or participant in, or any prospective assignee of or participant in (and any agent or professional advisor of any of the foregoing), any of its rights or obligations under this Agreement~~,~~ or (ii) to any ~~rating agency when required by it~~credit insurance provider or direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative, or securitization transaction related to the obligations under this Agreement, (g) with the written consent of the Company or the Subsidiaries, as applicable~~,~~ or (h) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section ~~or~~, (2) becomes available to any Agent or any Lender on a non-confidential basis from a source other than the Company or the Subsidiaries not in breach of a confidentiality obligation owed to the Company or a Subsidiary (and in the case of this clause (2) the affected party receiving such information does not have actual knowledge that such disclosure is in breach of a confidentiality obligation owed to the Company or a Subsidiary) or (3) is independently developed; provided that the restrictions of this Section 8.18 shall not apply to information pertaining to this Agreement routinely provided by arrangers to market data collectors and data service providers, including league table providers, that serve the lending industry in respect of such data customarily provided to such entities. Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as is customarily exercised by lenders consisting of commercial banks. With respect to disclosures pursuant to clauses (b) and (c) of this Section (~~other than~~except with respect to any ~~audit or~~auditor examination conducted ~~in the ordinary course of business~~ by bank accountants or ~~bank examiners or supervisors), unless prohibited by law or~~any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and permitted under applicable ~~court order~~law, rule or regulation, each Lender and ~~each~~the Administrative ~~Agent~~Agents shall ~~notify~~inform the Company ~~of any request made to it by any governmental agency or representative thereof or other Person for disclosure of such confidential information~~promptly after receipt of such request~~,~~ and if permissible, before disclosure of such confidential information. It is understood and agreed that the Company, the Subsidiaries and their respective Affiliates may rely upon this Section 8.18 for any purpose, including without limitation to comply with Regulation FD.
SECTION 8.19.USA PATRIOT Act. Each Lender hereby notifies the Borrowers and any Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it may be required to obtain, verify and record information that identifies the Borrowers and any Guarantor, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender to identify the Borrowers and any Guarantor in accordance with the Patriot Act. Each Borrower and each Guarantor shall provide, to the extent commercially reasonable, such information as is reasonably requested by the Administrative ~~Agent~~Agents or a Lender to comply with applicable “know your customer” and Anti-Money Laundering Laws and regulations, including, without limitation, the Patriot Act.

SECTION 8.20.No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”) may have economic interests that conflict with those of the Borrowers, their stockholders and/or their Affiliates. Each Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary duty between any Lender, on the one hand, and such Borrower, its stockholders or its Affiliates, on the other. The Borrowers acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its stockholders or its Affiliates on other matters) and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person with respect to the transactions contemplated hereby. Each Borrower acknowledges that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not assert any claim against any Lender based on an alleged breach of fiduciary duty by such Lender in connection with this Agreement and the transactions contemplated hereby.
SECTION 8.21.Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b) the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.